                                                                  EXHIBIT 10.14
                            Secured Credit Agreement
                                      Among
                            Maverick Tube Corporation
                                       And
                          Harris Trust And Savings Bank
                                    AS AGENT
                                       And
                          Harris Trust And Savings Bank
                                       AND
                      Mercantile Bank National Association,
                                   AS LENDERS
                         DATED AS OF SEPTEMBER 18, 1998







                                TABLE OF CONTENTS
                            MAVERICK TUBE CORPORATION
                            SECURED CREDIT AGREEMENT



SECTION 1.                 THE CREDITS........................................1

       Section 1.1.            The Revolving Credit...........................1
       Section 1.2.            The Notes......................................2
       Section 1.3.            Interest Rates.................................3
       Section 1.4.            Letter of Credit...............................6
       Section 1.5.            Reimbursement Obligations......................7
       Section 1.6.            Manner of Borrowing and Rate Selection.........7
       Section 1.7.            Participation in the L/C.......................8
       Section 1.8.            The Collateral.................................9

SECTION 2.                 FEES, PREPAYMENTS AND TERMINATIONS.................9

       Section 2.1.            Commitment Fees................................9
       Section 2.2.            Other Fees.....................................9
       Section 2.3.            Optional Prepayments..........................10
       Section 2.4.            Mandatory Prepayments-Borrowing Base..........10
       Section 2.5.            Terminations..................................10
       Section 2.6.            Capital Adequacy..............................10

SECTION 3.                 PLACE AND APPLICATION OF PAYMENTS.................11


SECTION 4.                 DEFINITIONS.......................................11

       Section 4.2.            Interpretation................................21

SECTION 5.                 REPRESENTATIONS AND WARRANTIES....................21

       Section 5.1.            Organization and Qualification................21
       Section 5.2.            Financial Reports.............................21
       Section 5.3.            Litigation; Tax Returns; Approvals............22
       Section 5.4.            Regulation U..................................22
       Section 5.5.            No Default....................................22
       Section 5.6.            ERISA.........................................22
       Section 5.7.            Environmental Law.............................23
       Section 5.8.            Security Interests............................23
       Section 5.10.           Accurate Information..........................24
       Section 5.11.           Enforceability................................24
       Section 5.12.           Year 2000 Compliance..........................25

SECTION 6.                 CONDITIONS PRECEDENT..............................25

       Section 6.1.            General.......................................25
       Section 6.2.            Initial Extension of Credit...................25
       Section 6.3.            Each Extension of Credit......................26
       Section 6.4.            Legal Matters.................................27

SECTION 7.                 COVENANTS.........................................27

       Section 7.1.            Maintenance of Property.......................27
       Section 7.2.            Taxes.........................................27
       Section 7.3.            Maintenance of Insurance......................27
       Section 7.4.            Financial Reports.............................28
       Section 7.5.            Inspection....................................29
       Section 7.6.            Consolidation and Merger......................29
       Section 7.7.            Transactions with Affiliates..................30
       Section 7.8.            Maximum Total Funded Debt Ratio...............30
       Section 7.9.            [Intentionally Omitted].......................30
       Section 7.10.           Consolidated Tangible Net Worth...............30
       Section 7.11.           Maximum Leverage Ratio........................30
       Section 7.12.           Minimum Fixed Charge Coverage Ratio...........30
       Section 7.13.           Restricted Payments...........................30
       Section 7.14.           Liens.........................................31
       Section 7.15.           Borrowings and Guaranties.....................32
       Section 7.16.           Investments, Loans, Advances and Acquisitions.33
       Section 7.17.           Sale of Property..............................35
       Section 7.18.           Notice of Suit or Adverse Change in
                                   Business or Default.......................35
       Section 7.19.           ERISA.........................................35
       Section 7.20.           Supplemental Performance......................35
       Section 7.21.           Use of Proceeds...............................35
       Section 7.22.           Compliance with Laws, etc.....................36
       Section 7.23.           Environmental Covenant........................36
       Section 7.24.           No Restrictions on Subsidiaries...............36

SECTION 8.                 EVENTS OF DEFAULT AND REMEDIES....................37

       Section 8.1.            Definitions...................................37
       Section 8.2.            Remedies for Non-Bankruptcy Defaults..........39
       Section 8.3.            Remedies for Bankruptcy Defaults..............39
       Section 8.4.            L/Cs..........................................39

SECTION 9.                 CHANGE IN CIRCUMSTANCES REGARDING
                             EURODOLLAR LOANS................................40

       Section 9.1.            Change of Law.................................40
       Section 9.2.            Unavailability of Deposits or Inability to
                                   Ascertain the Adjusted Eurodollar Rate....40
       Section 9.3.            Taxes and Increased Costs.....................40
       Section 9.4.            Funding Indemnity.............................41
       Section 9.5.            Lending Branch................................42
       Section 9.6.            Discretion of Bank as to Manner of Funding....42

SECTION 10.                THE AGENT.........................................42

       Section 10.1.           Appointment and Powers........................42
       Section 10.2.           Powers........................................42
       Section 10.3.           General Immunity..............................42
       Section 10.4.           No Responsibility for Loans, Recitals, etc....43
       Section 10.5.           Right to Indemnity............................43
       Section 10.6.           Action Upon Instructions of Banks.............43
       Section 10.7.           Employment of Agents and Counsel..............43
       Section 10.8.           Reliance on Documents; Counsel................43
       Section 10.9.           May Treat Payee as Owner......................43
       Section 10.10.          Agent's Reimbursement.........................44
       Section 10.11.          Rights as a Lender............................44
       Section 10.12.          Bank Credit Decision..........................44
       Section 10.13.          Resignation of Agent..........................44
       Section 10.14.          Duration of Agency............................44

SECTION 11.                MISCELLANEOUS.....................................45

       Section 11.1.           Amendments and Waivers........................45
       Section 11.2.           Waiver of Rights..............................45
       Section 11.3.           Several Obligations...........................45
       Section 11.4.           Non-Business Day..............................46
       Section 11.5.           Survival of Indemnities.......................46
       Section 11.6.           Documentary Taxes.............................46
       Section 11.7.           Representations...............................46
       Section 11.8.           Notices.......................................46
       Section 11.9.           Costs and Expenses............................47
       Section 11.10.          Counterparts..................................48
       Section 11.11.          Successors and Assigns; Governing Law;
                                   Entire Agreement..........................48
       Section 11.12.          No Joint Venture..............................48
       Section 11.13.          Severability..................................48
       Section 11.14.          Table of Contents and Headings................48
       Section 11.15.          Sharing of Payments...........................48
       Section 11.16.          Conflict Among Documents......................49
       Section 11.17.          Confidentiality...............................49
       Section 11.18.          Participants..................................50
       Section 11.19.          Assignment Agreements.........................50



Exhibit A                     Revolving Credit Note
Exhibit B                     Pay-off Letter
Exhibit C                     Application and Agreement for Letter of Credit
Exhibit D                     Borrowing Base Certificate
Exhibit E                     Schedule of Subsidiaries
Exhibit F                     Security Agreement Re: Accounts Receivable
                              and Inventory
Exhibit G                     Compliance Certificate
Exhibit H                     Form of Legal Opinion
Exhibit I                           Accounts Receivable Aging Report
Exhibit J                     Environmental Disclosure
Exhibit K                     Liens
Exhibit L                     Indebtedness
Exhibit M                  Certain Restrictions

                            MAVERICK TUBE CORPORATION
                            SECURED CREDIT AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois


Mercantile Bank National Association
St. Louis, Missouri


Ladies and Gentlemen:

         The undersigned, MAVERICK TUBE CORPORATION, a Delaware corporation (the "Borrower") applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make a revolving credit (the "Revolving Credit") available to the Borrower, all as more fully hereinafter set forth. Each of you is hereinafter referred to individually as "Bank" and collectively as "Banks." Harris Trust and Savings Bank in its individual capacity is sometimes referred to herein as "Harris," and in its capacity as Agent for the Banks is hereinafter in such capacity called the "Agent."





SECTION 1.           THE CREDITS.

         Section 1.1. The Revolving Credit. (a) Subject to all of the terms and conditions hereof, the Banks agree, severally and not jointly, to extend a Revolving Credit to the Borrower which may be utilized in the form of loans (individually a "Revolving Credit Loan" and collectively the "Revolving Credit Loans"), and L/Cs (as hereinafter defined). The aggregate principal amount of all Revolving Credit Loans under the Revolving Credit plus the amount available for drawing under the L/Cs, and the aggregate principal amount of all unpaid Reimbursement Obligations (as hereinafter defined) at any time outstanding shall not exceed the lesser of (i) the Banks' Revolving Credit Commitments (as hereinafter defined) in effect from time to time during the term of this Agreement and (ii) the Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate. The Revolving Credit shall be available to the Borrower, and may be availed of by the Borrower from time to time, be repaid (subject to the restrictions on prepayment set forth herein) and used again, during the period from the date hereof to and including September 30, 2003 (the "Termination Date").

         The respective maximum aggregate principal amounts of the Revolving Credit at any one time outstanding and the percentage (the "Commitment Percentage") of the Revolving Credit available at any time which each Bank by its acceptance hereof severally agrees to make available to the Borrower are as follows (collectively, the "Revolving Credit Commitments" and individually, a "Revolving Credit Commitment"):

Harris Trust and Savings Bank                    $25,000,000                50%
Mercantile Bank National Association             $25,000,000                50%

Total                                            $50,000,000                100%

         (c) Loans under the Revolving Credit may be Eurodollar Loans or Domestic Rate Loans. All Loans under the Revolving Credit shall be made from each Bank in proportion to its respective Revolving Credit Commitment as above set forth. Each Domestic Rate Loan shall be in an amount not less than $250,000 or such greater amount which is an integral multiple of $100,000 and each Eurodollar Loan shall be in an amount not less than $1,000,000 or such greater amount which is an integral multiple of $500,000.

         (d) The initial borrowing under this Agreement shall be in an amount sufficient to pay all amounts outstanding under that certain Secured Credit Agreement dated as of May 15, 1992, as amended (the "Existing Agreement") among the Borrower, Harris Trust and Savings Bank, individually and as agent thereunder, and Mercantile Bank National Association. The Agent shall apply the proceeds of the initial borrowing hereunder to pay all principal and interest outstanding under the Existing Agreement.

         Section 1.2. The Notes. All Revolving Credit Loans made by each Bank under its Revolving Credit Commitment, shall be evidenced by a single Secured Revolving Credit Note of the Borrower substantially in the form of Exhibit A hereto individually, a "Revolving Note" and together, the "Revolving Notes") payable to the order of each Bank in the principal amount of such Bank's Revolving Credit Commitment, but the aggregate principal amount of indebtedness evidenced by such Revolving Note at any time shall be, and the same is to be determined by, the aggregate principal amount of all Revolving Credit Loans made by such Bank to the Borrower pursuant hereto on or prior to the date of determination less the aggregate amount of principal repayments on such Revolving Credit Loans received by or on behalf of such Bank on or prior to such date of determination. Each Revolving Note shall be dated as of the execution date of this Agreement, shall be delivered concurrently herewith, and shall be expressed to mature on the Termination Date and to bear interest as provided in
Section 1.3 hereof. Each Bank shall record on its books or records or on a schedule to its Revolving Note the amount of each Revolving Credit Loan made by it hereunder, whether each Revolving Credit Loan is a Domestic Rate Loan or Eurodollar Loan, and, with respect to Eurodollar Loans, the interest rate and Interest Period applicable thereto, and all payments of principal and interest and the principal balance from time to time outstanding, provided that prior to any transfer of such Revolving Note all such amounts shall be recorded on the schedule to such Revolving Note. The record thereof, whether shown on such books or records or on the schedule to the Revolving Note, shall be prima facie evidence as to all such amounts; provided, however, that the failure of any Bank to record, or any mistake in recording, any of the foregoing shall not limit or otherwise affect the obligation of the Borrower to repay all Revolving Credit Loans made hereunder together with accrued interest thereon. Upon the request of any Bank, the Borrower will furnish a new Revolving Note to such Bank to replace its outstanding Revolving Note and at such time the first notation appearing on the schedule on the reverse side of, or attached to, such Revolving Note shall set forth the aggregate unpaid principal amount of Revolving Credit Loans then outstanding from such Bank, and, with respect to each Eurodollar Loan, the interest rate and Interest Period applicable thereto. Such Bank will cancel and deliver to the Borrower the outstanding Revolving Credit Note upon receipt of the new Revolving Credit Note.

         Section 1.3. Interest Rates. (a) Domestic Rate. Each Domestic Rate Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration, upon prepayment or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Domestic Rate from time to time in effect, payable monthly in arrears on the last day of each month, commencing on September 30, 1998 and at maturity (whether by acceleration, upon prepayment or otherwise).

         (b) Eurodollar Rate. Each Eurodollar Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until the last day of the Interest Period applicable thereto or, if earlier, until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Applicable Margin plus the Adjusted Eurodollar Rate, payable on the last day of each Interest Period applicable thereto and at maturity (whether by acceleration or otherwise), and, with respect to any Interest Period applicable to a Eurodollar Loan in excess of three months, on the date occurring every three months after the date such Interest Period began and at the end of such Interest Period; provided that if on the last day of the Interest Period applicable to any Eurodollar Loan the Borrower does not prepay such Loan, such Loan shall become a Domestic Rate Loan as of the last day of the Interest Period applicable thereto.

         "Adjusted Eurodollar Rate" means a rate per annum determined pursuant to the following formula:

         Adjusted Eurodollar Rate  = Eurodollar Rate/(100% - Reserve Percentage)

         "Eurodollar Rate" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period by three (3) or more major banks in the interbank eurodollar market selected by the Bank for a period equal to such Interest Period and in an amount equal or comparable to the applicable Eurodollar Loan scheduled to be outstanding during such Interest Period.

         "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day two (2) Business Days before the commencement of such Interest Period.

         "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers'
Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of the Eurodollar Rate made by the Agent shall be conclusive and binding absent manifest error.

         "Interest Period" means, with respect to any Eurodollar Loan, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Loan and ending one (1), two (2), three (3) or six (6) months thereafter as selected by the Borrower in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                   (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless in the case of an Interest Period for a Eurodollar Loan the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) no Interest Period may extend beyond the final maturity date of the Notes;

                 (iii) the interest rate to be applicable to each Loan for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof; and

                  (iv) no Interest Period may be selected if after giving effect thereto the Company will be unable to make a principal payment scheduled to be made during such Interest Period without paying part of a Eurodollar Loan on a date other than the last day of the Interest Period applicable thereto.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "Reserve Percentage" means the daily arithmetic average maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed on member banks of the Federal Reserve System during the applicable Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "eurocurrency liabilities" (as such term is defined in Regulation D), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

                   (c) Default Rate. If any payment of principal or interest on any Revolving Credit Loan is not made when due (including any payment due upon acceleration), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

                            (i) with respect to any Domestic Rate Loan,  the sum
                  of 2% plus the Applicable Margin plus the Domestic Rate from time to time in effect; and

                           (ii) with respect to any Eurodollar  Loan, the sum of
                  2% plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period then applicable thereto, and, thereafter, at a rate per annum equal to the sum of 2% plus the Applicable Margin plus the Domestic Rate from time to time in effect.

                   (d) Interest Rate and Commitment Fee Margin Adjustments. The Applicable Margin specified in subsections (a) and (b) hereof shall be subject to reduction if the Borrower's Total Funded Debt to EBITDA Ratio for any fiscal quarter and for the preceding fiscal quarter shall have been in a lower range specified below than that range associated with the interest rate margins then in effect, and shall be subject to increase if the Borrower's Total Funded Debt to EBITDA Ratio for any fiscal quarter shall be in a higher range specified below than the range associated with the interest rate margins then in effect. The margins from time to time applicable to the Revolving Credit Loans in accordance herewith are hereinafter referred to as the "Applicable Margins".

--------------------------------------------------------------------------------

                             SUMMARY PRICING MATRIX
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      Level I      Level II         Level III        Level IV

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Total Funded Debt    less than    greater than     greater than     greater than
to EBITDA Ratio      1.00 time    or equal to      or equal to      or equal to
                                  1.00 time and    2.00 times &     2.50 times
                                  less than        less than
                                  2.00 times       2.50 times
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Domestic Rate           0%            0%               0%               0%
Margin
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Eurodollar Margin      .75%         1.00%            1.25%            1.50%
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Commitment Fee         .20%          .25%             .25%             .375%
--------------------------------------------------------------------------------

         Not later than ten Business Days after receipt by the Agent of the financial statements called for by Section 7.4 hereof for the applicable quarter, the Agent shall determine the Total Funded Debt to EBITDA Ratio for the applicable period and shall promptly notify the Borrower and each Bank of such determination and of any change in the Applicable Margins resulting therefrom. Any such change in the Applicable Margins shall be effective as of the date the Agent so notifies the Borrower with respect to all Loans outstanding on such date, and such new Applicable Margins shall continue in effect until the effective date of the next quarterly redetermination in accordance with this
Section 1.3(d). Each determination of the Total Funded Debt to EBITDA Ratio and Applicable Margins by the Agent in accordance with this Section be conclusive and binding on the Borrower absent manifest error or willful misconduct. The Applicable Margins shall first be adjusted upon receipt of the financial statements for the fiscal quarter ending September 30, 1999. From the date hereof until the date the Applicable Margins are first adjusted pursuant hereto, the Applicable Margins shall be those set forth in Level II above.

         Section 1.4. Letter of Credit. (a) Subject to all the terms and conditions hereof and satisfaction of all conditions precedent to borrowing under this Agreement and so long as no Potential Default or Event of Default is in existence, at the Borrower's request Harris shall issue letters of credit (individually, an "L/C" and collectively the "L/Cs") for the account of the Borrower in an aggregate amount not to exceed $5,000,000, subject to availability under the Revolving Credit, and the Banks hereby agree to participate therein as more fully described in Section 1.7 hereof. Each L/C shall be issued pursuant to an application and agreement for letter of credit (individually, an "L/C Agreement" and collectively the "L/C Agreements") in the form of Exhibit C hereto, shall consist of a standby or trade letter of credit, shall be in form and substance acceptable to Harris and the Banks, and shall have an expiry date not more than one year from the date of issuance thereof, subject to annual renewals (but in no event later than the Termination Date). The aggregate amount available to be drawn under all L/Cs issued pursuant hereto shall be deducted from the credit otherwise available under the Revolving Credit. In consideration of the issuance of L/Cs the Borrower agrees to pay Harris for the benefit of the Banks a fee (the "L/C Participation Fee") in the amount per annum equal to the Applicable Margin (but not to exceed 1% in any event) for Eurodollar Loans (computed on the basis of a 360 day year and actual days elapsed) of the face amount for each L/C issued for the account of the Borrower hereunder. In addition, the Borrower shall pay Harris (x) a fee (the "L/C Issuance Fee") in the amount per annum equal to (i) for standby L/Cs, one-eighth of one percent (0.125%) of the stated amount of each standby L/C issued hereunder and (ii) for commercial L/Cs, the customary issuance fee for commercial L/Cs as may be established by Harris from time to time, and (y) such drawing, negotiation, amendment and other administrative fees in connection with each L/C as may be established by Harris from time to time (the "L/C Administrative Fee"). All L/C Issuance Fees and L/C Participation Fees shall be payable quarterly in arrears on the last day of each December, March, June and September commencing September 30, 1998 and on the Termination Date, and all L/C Administrative Fees shall be payable on the date of issuance of each L/C hereunder and on the date required by Harris.

         (b) The Agent shall give prompt telephone, telex, or telecopy notice to each Bank of each issuance of, or amendment to, an L/C specifying the effective date of the L/C or amendment, the amount, the beneficiary, and the expiration date of the L/C, in each case as established originally or through the relevant amendment, as applicable, the account party or parties for the L/C, each Bank's pro rata participation in such L/C and whether the Agent has classified the L/C as a commercial, performance, or financial letter of credit for regulatory reporting purposes.

         Section 1.5. Reimbursement Obligations;. The Borrower is obligated, and hereby unconditionally agrees to pay in immediately available funds to the Agent for the account of Harris and the Banks who are participating in the L/Cs the face amount of each draft drawn and presented under each L/C issued by Harris hereunder (the obligation of the Borrower under this Section 1.5 is a "Reimbursement Obligation"). If at any time the Borrower fails to pay any Reimbursement Obligation when due, the Borrower shall be deemed to have automatically requested a Domestic Rate Loan from the Banks hereunder, as of the maturity date of such Reimbursement Obligation, the proceeds of which Loan shall be used to repay such Reimbursement Obligation. Such Loan shall only be made if no Potential Default or Event of Default shall exist and upon approval by all of the Banks, and shall be subject to availability under the Revolving Credit. If such Loan is not made by the Banks for any reason, the unpaid amount of such Reimbursement Obligation shall be due and payable to the Agent for the pro rata benefit of the Banks upon demand and shall bear interest at the rate of interest specified in Section 1.3(c)(i) hereof.

         Section 1.6. Manner of Borrowing and Rate Selection. (a) The Borrower (through any one of its Authorized Representatives) shall give telephonic, telex or telecopy notice to the Agent (which notice, if telephonic, shall be promptly confirmed in writing) no later than (i) 11:00 a.m. (Chicago time) on the date the Banks are requested to make each Domestic Rate Loan under the Revolving Credit and (ii) 11:00 a.m. (Chicago time) on the date at least three (3) Business Days prior to the date of each Eurodollar Loan under the Revolving Credit which the Banks are requested to make. Each such notice shall specify the date of the Loan requested (which shall be a Business Day), the amount of such Loan, whether the Loan is to be made available by means of a Domestic Rate Loan or Eurodollar Loan and, with respect to Eurodollar Loans, the Interest Period applicable thereto; provided, that in no event shall the principal amount of any requested Revolving Credit Loan plus the aggregate principal amount of all Loans, the undrawn face amount of all L/Cs and unpaid Reimbursement Obligations outstanding hereunder exceed the amounts specified in Section 1.1 hereof. The Borrower agrees that the Agent may rely on any such telephonic, telex or telecopy notice given by any person who the Agent believes is authorized to give such notice without the necessity of independent investigation and in the event any notice by such means conflicts with the written confirmation, such notice shall govern if any Bank has acted in reliance thereon. The Agent shall, on the day any such notice is received by it, give prompt telephonic, telex or telecopy (if telephonic, to be confirmed in writing within one Business Day) notice of the receipt of notice from the Borrower hereunder to each of the Banks (using its best efforts to give such notice by no later than 1:00 p.m., Chicago time, of the day such notice is received [if received at or before 11:00 a.m., Chicago time] or by no later than the morning of the following Business Day [if not received prior to 11:00 a.m., Chicago time]), and, if such notice requests the Banks to make any Eurodollar Loans, the Agent shall confirm to the Borrower by telephonic, telex or telecopy means, which confirmation shall be conclusive and binding on the Borrower in the absence of manifest error or willful misconduct, the Interest Period and the interest rate applicable thereto promptly after such rate is determined by the Agent.

         (b) Subject to the provisions of Section 6 hereof, the proceeds of each Revolving Credit Loan shall be made available to the Borrower at the principal office of the Agent in Chicago, Illinois, in immediately available funds, on the date such Loan is requested to be made, except to the extent a Revolving Credit Loan represents a refinancing of a Reimbursement Obligation, in which case the proceeds of such Loan shall be applied to the payment of the relevant unpaid Reimbursement Obligation. Not later than 3:00 p.m. Chicago time, on the date specified for any Loan to be made hereunder, each Bank shall make its portion of such Loan available to the Borrower in immediately available funds at the principal office of the Agent, except as otherwise provided above with respect to repaying any outstanding Reimbursement Obligations.

         (c) Unless the Agent shall have been notified by a Bank prior to 2:00 p.m. (Chicago time) on the date of a Loan to be made by such Bank (which notice shall be effective upon receipt and may be made by telecopy) that such Bank does not intend to make the proceeds of such Loan available to the Agent, the Agent may assume that such Bank has made such proceeds available to the Agent on such date and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to receive such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand, to recover such amount, together with interest thereon at the rate otherwise applicable thereto under Section 1.3 hereof, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to the effective rate charged to the Agent for overnight Federal funds transactions with member banks of the Federal Reserve System for each day, as determined by the Agent (or, in the case of a day which is not a Business Day, then for the preceding Business Day) (the "Fed Funds Rate"). Nothing in this Section 1.6(c) shall be deemed to permit any Bank to breach its obligations to make Loans under the Revolving Credit or to limit the Borrower's claims against any Bank for such breach.

         Section 1.7. Participation in the L/C. Each of the Banks will acquire a risk participation in each L/C upon the issuance thereof ratably in accordance with its Commitment Percentage. In the event any Reimbursement Obligation is not immediately paid by the Borrower pursuant to Section 1.5 hereof, each Bank will pay to Harris funds in an amount equal to such Bank's Commitment Percentage of such Reimbursement Obligation. At the election of all of the Banks, such funding by the Banks of an unpaid Reimbursement Obligations shall be treated as additional Revolving Credit Loans to the Borrower hereunder rather than a purchase of participations by the Banks in the L/C held by Harris. The availability of funds to the Borrower under the Revolving Credit shall be reduced in an amount equal to the undrawn face amount of the L/C. The obligation of the Banks to Harris under this Section 1.7 shall be absolute and unconditional and shall not be affected or impaired by any Event of Default or Potential Default which may then be continuing hereunder. Harris shall notify each Bank by telephone of its proportionate share relative to its percentage of the total Banks' Revolving Credit Commitments set forth in Section 1.1 hereof (a "Commitment Percentage") of such unpaid Reimbursement Obligation. If such notice has been given to each Bank by 12:00 Noon, Chicago time, each Bank agrees to pay Harris in immediately available and freely transferable funds on the same Business Day its Commitment Percentage of such Reimbursement Obligation. Funds shall be so made available at the account designated by Harris in such notice to the Banks. Upon the election by the Banks to treat such funding as additional Revolving Credit Loans hereunder and payment by each Bank, such Loans shall bear interest in accordance with Section 1.3(a) hereof. Harris shall share with each Bank its Commitment Percentage of each payment of a Reimbursement Obligation (whether of principal or interest) and any L/C Participation Fee payable by the Borrower. The L/C Issuance Fee and L/C Administration Fee shall be solely for Harris' account and shall not be shared by the other Banks. Any such amount shall be promptly remitted to the Banks when and as received by Harris from the Borrower.

         Section 1.8. The Collateral. The Revolving Notes and the other obligations of the Borrower hereunder and under the Loan Documents shall be secured by valid and perfected first liens on the inventory and accounts receivable of the Borrower and the Guarantors, in each instance whether now owned or existing or hereafter acquired or arising (collectively the "Collateral") and the Borrower agrees that it will, and will cause each Guarantor to, from time to time at the request of the Agent or any Bank execute and deliver such documents and do such acts and things as the Agent or such Bank may reasonably request in order to provide for or perfect such liens.


SECTION 2.           FEES, PREPAYMENTS AND TERMINATIONS.

         Section 2.1. Commitment Fees. For the period from the date hereof to and including the Termination Date, or such earlier date on which the Revolving Credit is terminated in whole pursuant to Section 2.5 hereof, the Borrower shall pay to the Agent for the account of the Banks a commitment fee with respect to the Revolving Credit at the rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to the Applicable Margin, of the average daily unused amount of the Banks' Revolving Credit Commitments hereunder in effect from time to time, all such fees to be payable quarterly in arrears on the last day of each calendar quarter commencing on September 30, 1998, unless the Revolving Credit is terminated in whole on an earlier date, in which event the commitment fees for the final period shall be paid on the date of such earlier termination in whole.

         Section 2.2.  Other Fees.

         (a) Agent's Fees. The Borrower shall pay to and for the sole account of the Agent such fees as the Borrower and the Agent may agree upon in writing from time to time. Such fees shall be in addition to any fees and charges the Agent may be entitled to receive under the other Loan Documents.

         (b) Closing Fee. The Borrower shall pay to the Agent for the ratable account of the Banks a closing fee in an amount equal to 0.20% of the Banks' Revolving Credit Commitments as in effect on the date hereof. All such closing fees payable pursuant to this Section 2.2(b) shall be payable on the date of this Agreement and shall be non-refundable.

         Section 2.3. Optional Prepayments. (a) The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but if in part, then in a minimum principal amount of $100,000 or such greater amount which is an integral multiple of $100,000) any Domestic Rate Loan under the Revolving Credit at any time upon prior telex or telephonic notice to the Agent on or before 12:00 Noon on the same Business Day. Except as otherwise provided in Section 2.3(b) hereof, the Borrower may not prepay any Eurodollar Loan under the Revolving Credit.

         (b) The Borrower may prepay any Eurodollar Loans upon telephonic notice (which shall be promptly confirmed in writing by facsimile communication, telex or telegraph) by no later than 11:00 a.m. (Chicago time) on the date of such prepayment from the Borrower to the Agent, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon and any compensation required by Section 9.4 hereof, if applicable; provided, however, that any such prepayment shall be in a principal amount of no less than $250,000 or such greater amount which is an integral multiple of $100,000, and after giving effect to any such prepayment the outstanding principal amount of such Eurodollar Loans prepaid in part shall not be less than $250,000 or such greater amount which is an integral multiple of $100,000.

         (c) Any amount prepaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         Section 2.4. Mandatory Prepayments-Borrowing Base. The Borrower shall not permit the sum of the principal amount of all Loans plus the amount available for drawing under the L/Cs and the aggregate principal amount of all unpaid Reimbursement Obligations at any time outstanding to exceed the lesser of
(i) the Banks' Revolving Credit Commitments or (ii) the Borrowing Base as determined on the basis of the most recent Borrowing Base Certificate. In addition to the Borrower's obligations to pay any outstanding Reimbursement Obligations as set forth in Section 1.5 hereof, the Borrower will make such payments on any outstanding Loans and Reimbursement Obligations which are necessary to cure any such excess within three Business Days after the occurrence thereof without any notice or demand from the Agent or any of the Banks, all of which are expressly waived by the Borrower. Any amount repaid under the Revolving Credit may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

         Section 2.5. Terminations. The Borrower shall have the right at any time upon 5 Business Days' prior notice to the Banks to terminate the Revolving Credit Commitments in whole or in part (but if in part in a minimum amount of $5,000,000 or any integral multiple thereof); provided, however, that the Borrower may not terminate any portion of the Revolving Credit Commitments that is in use in the form of Revolving Credit Loans, Reimbursement Obligations or L/Cs.

         Section 2.6. Capital Adequacy. If, after the date of this Agreement, any Bank or the Agent shall have determined in good faith that the adoption after such date of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, in each case as a consequence of its obligations hereunder, to a level below that which such Bank would have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within thirty (30) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.


SECTION 3.           PLACE AND APPLICATION OF PAYMENTS.

         All payments of principal and interest made by the Borrower in respect of the Revolving Notes and Reimbursement Obligations and all fees payable by the Borrower hereunder, shall be made to the Agent at its office at 111 West Monroe Street, Chicago, Illinois 60690 and in immediately available funds, prior to 12:00 noon on the date of such payment. All such payments shall be made without setoff or counterclaim and without reduction for, and free from, any and all present and future levies, imposts, duties, fees, charges, deductions withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof. Any payments received after 12:00 noon Chicago time (or after the time the Banks may otherwise direct) shall be deemed received upon the following Business Day. The Agent shall remit to each Bank its proportionate share of each payment of principal, interest, commitment fees and L/C fees received by the Agent by 12:00 noon Chicago time on the same day of its receipt and its proportionate share of each such payment received by the Agent after 12:00 noon Chicago time on the Business Day following its receipt by the Agent. In the event the Agent does not remit any amount to any Bank when required by the preceding sentence, the Agent shall pay to such Bank interest on such amount until paid at a rate per annum equal to the Fed Funds Rate. The Borrower hereby authorizes the Agent to automatically debit its accounts with Harris for any principal, interest and fees when due under the Revolving Notes, the L/C Agreements or this Agreement and to transfer the amount so debited from such account to the Agent for application as herein provided. All proceeds of Collateral shall be applied in the manner specified in the applicable Security Documents.


SECTION 4.           DEFINITIONS.

         Section 4.1. Certain Terms Defined. The terms hereinafter set forth when used herein shall have the following meanings:

         "Account Debtor" shall mean the person who is obligated on a Receivable.

         "PMAC Acquisition" shall mean the acquisition by the Borrower of certain assets comprising the "Cold Draw Department" of PMAC, Ltd., a Texas limited partnership, pursuant to the Acquisition Documents.

         "Acquisition   Documents"   shall  mean  that  certain  Asset  Purchase
Agreement dated as of August 17, 1998 between the Borrower and PMAC, Ltd. and all other agreements executed in connection therewith.

         "Adjusted  Eurodollar  Rate"  shall  have  the  meaning  specified  in
Section 1.3(b) hereof.

         "Affiliate" shall mean any person, company or business entity under common control or having shareholders owning at least ten percent (10%) of each thereof, whether such common control be direct or indirect. All of the Borrower's officers, directors, joint venturers, Subsidiaries and partners shall be deemed to be the Borrower's Affiliates for purposes of this Agreement.

         "Agent" is defined in the first paragraph of this Agreement.

         "Agreement" shall mean this Secured Credit Agreement as supplemented and amended from time to time.

         "Applicable Margin" shall have the meaning specified in Section 1.3(d) hereof.

         "Authorized Representatives" shall mean Gregg Eisenberg, Barry Pearl, Pam Boone, Mary Hulsey, Karen Thiel, and Delene Rice.

         "Bank" and "Banks" shall have the meanings specified in the first paragraph of this Agreement.

         "Bill and Hold" shall mean unpaid Receivables resulting from the sale of Inventory which has not yet been delivered to, and is not yet in the process of being delivered to, the Account Debtor on such Receivables.

         "Borrower" is defined in the first paragraph hereof.

         "Borrowing Base", as determined on the basis of the information contained in the most recent Borrowing Base Certificate, shall mean an amount equal to:

             (a) 85% of the amount of Eligible Receivables of the Borrower, plus

             (b) 55% of the Value of Eligible Bill and Hold Receivables, plus

             (c) 55% of the Value of Eligible  Inventory of the Borrower,
                 provided that in no event shall such amount exceed an amount equal to 60% of the aggregate principal amount of all Loans, Reimbursement Obligations and L/Cs outstanding under this Agreement at any time.

         "Borrowing Base Certificate" shall mean the certificate in the form of Exhibit D hereto which is required to be delivered to the Banks in accordance with Sections 1.6(a) and 7.4(c) hereof.

         "Business Day" shall mean any day except Saturday or Sunday on which banks are open for business in Chicago, Illinois, and, with respect to Eurodollar Loans, dealing in United States Dollar deposits in London, England and Nassau, Bahamas.

         "Capitalized Lease" shall mean any lease or obligation for rentals which is required to be capitalized on a consolidated balance sheet of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles.

         "Capitalized  Lease Obligation" shall mean the present discounted value
of  the  rental   obligations  under  any  Capitalized  Lease  determined  on  a consolidated basis in accordance with generally accepted accounting principles.

         "CERCLA"   shall  mean  the   Comprehensive   Environmental   Response,
Compensation and Liability Act of 1980, as amended from time to time.

         "Change in Law" shall have the meaning specified in Section 9.3 hereof.

         "Collateral" shall mean the collateral security provided to the Agent for the benefit of the Banks pursuant to the Security Documents.

         "Commitment Percentage" shall have the meaning set forth in Section 1.1 hereof.

         "Consolidated EBITDA" shall mean, with reference to any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount in respect of (a) Consolidated Interest Expense for such period, plus (b) foreign, federal, state and local income taxes for such period, plus (c) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Company and its Subsidiaries.

         "Consolidated Interest Expense" shall mean, with reference to any period, the sum of all interest charges (including imputed interest charges with respect to Capitalized Lease Obligations, all amortization of debt discount and expense), of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

         "Consolidated Net Income" shall mean the net income of the Borrower and its Subsidiaries, all as determined and computed on a consolidated basis in accordance with generally accepted accounting principles consistently applied.

         "Consolidated Stockholders' Equity" shall mean the stockholders' equity of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

         "Consolidated Tangible Net Worth" shall mean the sum of all capital stock, preferred stock, capital in excess of par value and retained earnings, less the amount of goodwill and all other Intangible Assets and Deferred Charges (other than Deferred Charges for income taxes) of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with generally accepted accounting principles, consistently applied.

         "Debt" of any Person shall mean as of any time the same is to be determined, the aggregate of (i) all liabilities, reserves and any other items which would be classified as a liability on a balance sheet in accordance with generally accepted accounting principles, (ii) all guaranties, endorsements (other than any liability arising out of the endorsement of items for deposit or collection in the ordinary course of business) and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, indebtedness of others, (iii) all reimbursement and other obligations with respect to letters of credit and banker's acceptances, (iv) the aggregate amount of rentals or other consideration payable under all leases and other agreements for the use, acquisition or retention of real or personal property of a nature such that payments due thereunder may under generally accepted accounting principles in effect on the date hereof be included in a balance sheet of the lessee, and (v) all indebtedness and liabilities secured by any lien or any security interest on any Property or assets of such person, whether or not the same would be classified as a liability on a balance sheet, but excluding all general contingency reserves and reserves for deferred income taxes and investment credit, and with respect to Debt of the Borrower, all computed and determined on a consolidated basis for the Borrower and its Subsidiaries after the elimination of intercompany items in accordance with generally accepted accounting principles consistent with those used in the preparation of the audit report referred to in Section 5.2 hereof.

         "Deferred Charges" shall mean all items which are classified as deferred charges in accordance with generally accepted accounting principles consistently applied, on a basis consistent with the principles reflected in the financial statements referred to in Section 5.2 hereof.

         "Domestic Rate" means for any day the rate of interest announced by Harris from time to time as its prime commercial rate in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate (the "Harris Prime Rate"), provided that if the rate per annum determined by adding 0.5% to the rate at which Harris would offer to sell federal funds in the interbank market on or about 10:00 a.m. (Chicago time) on any day (the "Adjusted Fed Funds Rate") shall be higher than the Harris Prime Rate on such day, the Domestic Rate for such day and for any succeeding day which is not a Business Day shall be such Adjusted Fed Funds Rate. The determination of the Adjusted Fed Funds Rate by Harris shall be final and conclusive provided Harris has acted in good faith in connection therewith.

         "Domestic Rate Loan" means a Revolving Credit Loan which bears interest as provided in Section 1.3(a) hereof.

         "Eligible Bill and Hold Receivables" shall mean Bill and Hold Receivables which would otherwise be Eligible Receivables had the Inventory from which they arose been delivered to, or been in the process of being delivered to the Account Debtor on such Receivables.

         "Eligible Inventory" shall mean any Inventory of the Borrower and the Guarantors in which the Agent has a first priority perfected security interest which the Banks in their reasonable judgment deem to be acceptable for inclusion in the Borrowing Base, and which complies with each of the following requirements:

                   (a) It consists of any material in the form of raw pipe or tube and finished drawn over mandrill pipe or tube, which are in first class condition and are suitable for sale in the ordinary course of the Borrower's business or coil steel or couplings which are in first-class condition, are in the form in which they were when originally acquired by the Borrower or applicable Guarantor and are suitable for use in the production of Borrower's or such Guarantor's finished goods Inventory;

                   (b) It substantially conforms to the Borrower's or such Guarantor's advertised or represented specifications, applicable government standards and regulations and other quality standards and has not been determined by the Banks to be unacceptable due to age, type, variety, quality, quantity, or location;

                   (c) All warranties of the Borrower or applicable Guarantor in the Loan Documents are true and correct with respect thereto;

                   (d) It is owned by the Borrower or applicable Guarantor;

                   (e) It has been identified to the Agent in the manner prescribed by the Banks pursuant to the Security Documents;

                   (f) It is either (i) located at a location disclosed to and approved by the Agent and the Banks, and if requested by the Agent or any Bank, any Person (other than the Borrower) owning or controlling such location shall have waived all right, title and interest in and to such Inventory in a manner satisfactory to the Agent and such Bank or
         (ii) in transit between any two such locations and has not been in transit for more than (A) four days if it has been shipped by truck,
         (B) fourteen days if it has been shipped by rail or (C) 30 days if it has been shipped by barge; and

                   (g) If it is evidenced by a negotiable warehouse receipt or other negotiable document of title, such receipt or document of title has been endorsed in blank or to the order of the Agent and has been delivered to the Agent or its trustee or bailee.

         "Eligible Receivables" shall mean any Receivable of the Borrower or any Guarantor in which the Agent has a first priority perfected security interest which the Banks in their reasonable judgment deem to be acceptable for inclusion in the Borrowing Base, and which complies with each of the following requirements:

                   (a) It arises out of a bona fide sale of Inventory which has been delivered to, or is in the process of being delivered to the Account Debtor on said Receivable in the ordinary course of Borrower's or such Guarantor's business, in the case of payment terms, and otherwise in the ordinary course of business on ordinary trade terms;

                   (b) All warranties of the Borrower or such Guarantor in the Loan Documents are true and correct with respect thereto;

                   (c) It has been identified to the Banks in the manner required by the Banks;

                   (d) It is evidenced by an invoice dated not later than the date of shipment to the Account Debtor thereunder;

                   (e) It has not remained unpaid in whole or in part more than 90 days from and after its due date or more than 120 days from and after its invoice date;

                   (f) It is net of any credit or allowance given by the Borrower or such Guarantor to such Account Debtor;

                   (g) It is not owing by an Account Debtor who (i) has become insolvent, (ii) is the subject of any bankruptcy, arrangement, reorganization proceedings or other proceedings for relief of debtors or (iii) has admitted its inability to pay its debts generally or has stopped paying its debts generally;

                   (h) If the Account Debtor is also a supplier to or creditor of the Borrower or a Guarantor, then either (i) that Account Debtor shall have entered into an agreement with or for the benefit of the Banks with respect to the waiver of rights of setoff which is acceptable to the Banks or (ii) 120% of the amount owed at such time by the Borrower or the applicable Guarantor to that Account Debtor shall be subtracted from the amount of the Receivable;

                   (i) The Account Debtor is not principally located outside the continental United States unless (A) such Receivable is secured by an irrevocable letter of credit issued by a commercial Bank which is acceptable to the Banks or the Banks are satisfied that all filings have been made and actions taken as are required by the Banks in connection therewith as a result of the location of such Account Debtor or (B) the Account Debtor thereon is principally located in Canada and either (i) the Administrative Agent shall have made such filings and taken such other action as may be necessary for it to obtain a first priority security interest therein under applicable Canadian law without regard to any filings made in any State of the United States, or (ii) the Administrative Agent shall have received an opinion of Canadian counsel satisfactory in form and substance to the Administrative Agent to the effect that the Administrative Agent's security interest in such Receivables is perfected by filings made under the applicable state's version of the Uniform Commercial Code;

                   (j) It is not owing by the United States of America or any department, agency or instrumentality thereof unless the Banks shall have received evidence satisfactory to the Banks of compliance with the Assignment of Claims Act;

                   (k) Such  Receivable   is   not  subject   to  any   dispute,
         counterclaim or defense asserted by the Account Debtor thereunder;

                   (l) The Account Debtor has not failed to pay within the times specified in subsection (e) above 50% or more in aggregate amount of all its Receivables on which it is the Account Debtor;

                   (m) The Account Debtor is not an Affiliate of the Borrower or any Guarantor;

                   (n) The Receivable does not arise from a "sale or return," or a "sale on approval" of Inventory or a "Bill and Hold" sale of Inventory; and

                   (o) If the Account Debtor is located in the State of New Jersey or the State of Minnesota, Borrower or the applicable Guarantor
         (i) has filed and has effective (A) in respect of Account Debtors located in the State of New Jersey, a Notice of Business Activities Report with the New Jersey Division of Taxation for the then current year or (B) in respect of Account Debtors located in the State of Minnesota, a Minnesota Business Activity Report with the Minnesota Department of Revenue for the then current year, as applicable, or (ii) is otherwise exempt from such reporting requirements under the laws of such State(s).

         "Environmental Laws" shall have the meaning specified in Section 5.7(a) hereof.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "Eurodollar Loan" means a Revolving Credit Loan which bears interest as provided in Section 1.3(b) hereof.

         "Eurodollar Rate" shall have the meaning specified in Section 1.3(b) hereof.

         "Event of Default" shall mean any event or condition identified as such in Section 8.1 hereof.

         "Executive Officer" shall mean, with respect to the Borrower or any Subsidiary, any of the Chairman, Chief Executive Officer, Chief Financial Officer or any Vice President of the Borrower or such Subsidiary.

         "Existing Agreement" shall have the meaning specified in Section 1.1(d) hereof.

         "Existing Lender" shall have the meaning specified in Section 1.1(d) hereof.

         "Exposure" shall mean, as to any Bank, the sum (without duplication) of such Bank's (a) unused Revolving Credit Commitment, if any, (b) outstanding Revolving Credit Loans, if any, (c) interest in outstanding Reimbursement Obligations, if any, and (d) the amount of its participation in outstanding L/Cs.

         "Fed Funds Rate" shall have the meaning specified in Section 1.6(c) hereof.

         "Fixed Charge Coverage Ratio" shall mean, for any period for which the same is to be determined, the ratio for such period of (a) "Consolidated Net Income Available for Fixed Charges", defined as earnings before interest and taxes plus depreciation and amortization plus operating and capital lease expenses less capital expenditures, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied, to (b) "Fixed Charges", defined as interest expense plus operating and capital lease expense plus current scheduled maturities of all indebtedness for borrowed money other than the Revolving Credit Loans, all determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with generally accepted accounting principles, consistently applied.

         "Funded Debt" of any Person shall mean all indebtedness for borrowed money of such Person, whether classified as long-term or short-term under generally accepted accounting principles.

         "Generally  accepted   accounting   principles"  shall  mean  generally
accepted accounting principles consistently applied and consistent with the audited consolidated financial statements described in Section 5.2 hereof.

         "Guarantors" shall mean Maverick Tube, L.P., a Delaware limited partnership, and Maverick Investment Corporation, a Delaware corporation, and "Guarantor" shall mean any of the Guarantors.

         "Harris" shall have the meaning specified in the first paragraph of this Agreement.

         "Intangible  Assets"  shall  mean  amortizable  loan  costs,   business
acquisition costs, license agreements, trademarks, trade names, patents, capitalized research and development, proprietary products (the results of past research and development treated as long term assets and excluded from
Inventory), goodwill and all other assets which would be classified as intangible assets (all determined in accordance with generally accepted accounting principles consistently applied).

         "Interest Period" shall have the meaning specified in Section 1.3(b) hereof.

         "Inventory" shall mean all raw materials, work in process, finished goods, and goods held for sale or lease or furnished or to be furnished under contracts of service in which the Borrower or any Subsidiary now has or hereafter acquires any right.

         "L/C" shall have the meaning set forth in Section 1.4 hereof.

         "L/C Agreement" shall have the meaning set forth in Section 1.4 hereof.

         "Loan" shall mean a Revolving Credit Loan and the term "Loans" shall mean any two or more Revolving Credit Loans collectively.

         "Loan Documents" shall mean this Agreement and any and all exhibits hereto, the Revolving Notes, the L/C Agreements, the Subsidiary Guaranty and, if applicable, the Security Documents.

         "Person" shall mean and include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government (whether national, federal, state, county, city, municipal, or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "Plan" shall mean any employee benefit plan covering any officers or employees of the Borrower or any Subsidiary, any benefits of which are, or are required to be, guaranteed by the PBGC.

         "Potential Default" shall mean any event or condition which, with the lapse of time, or giving of notice, or both, would constitute an Event of Default.

         "Property"   shall  mean  all  assets  and  properties  of  any  nature whatsoever, whether real or personal, tangible or intangible, including without limitation intellectual property.

         "Receivables" shall mean all accounts, contract rights, instruments, documents, chattel paper and general intangibles in which the Borrower or any Subsidiary now has or hereafter acquires any right.

         "Reimbursement Obligation" has the meaning specified in Section 1.5 hereof.

         "Rentals" shall mean and include all fixed rents (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Borrower or a Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues. Capitalized Lease Obligations shall be excluded from the definition of Rentals for all purposes hereunder other than the use of the term "rentals" in the definitions of Capitalized Lease and Capitalized Lease Obligations.

         "Required Banks" shall mean any Bank or Banks which in the aggregate hold 66-2/3% of the aggregate unpaid principal balance of the Loans and Reimbursement Obligations or, if no Loans or Reimbursement Obligations are outstanding hereunder, any Bank or Banks in the aggregate having 66-2/3% of the Revolving Credit Commitments.

         "Reserve Percentage" shall have the meaning specified in Section 1.3(b) hereof.

         "Restricted Payments" shall have the meaning specified in Section 7.15 hereof.

         "Revolving Credit" shall have the meaning specified in the first paragraph of this Agreement.

         "Revolving Credit Commitment" and "Revolving Credit Commitments" shall have the meanings specified in Section 1.1(b) hereof.

         "Revolving Credit Loan" and "Revolving Credit Loans" shall have the meanings specified in Section 1.1(a) hereof.

         "Revolving Note" or "Revolving Notes" shall have the meanings specified in Section 1.2 hereof.

         "Security Agreement" shall mean the Security Agreement Re: Accounts Receivable, Inventory and General Intangibles of the Borrower and the Guarantors in the form of Exhibit F hereto.

         "Security Documents" shall mean the Security Agreement and any other agreements and financing statements now or hereafter executed and delivered by the Borrower in respect of the Collateral.

         "Subsidiary" shall mean any corporation or other entity at least a majority of the outstanding voting stock of which is at the time owned directly or indirectly by the Borrower and/or its Subsidiaries.

         "Subsidiary Guaranty" shall mean the Guaranty Agreement of even date herewith from the Guarantors to the Banks, as the same may be supplemented and amended from time to time.

         "Termination Date" shall have the meaning set forth in Section 1.1(a) hereof.

         "Total Capitalization" shall mean the sum of (a) the Consolidated Stockholders' Equity, plus (b) Consolidated Funded Debt.

         "Total Consolidated Funded Debt" shall mean with respect to the Borrower all Funded Debt of the Borrower and its Subsidiaries, on a consolidated basis eliminating intercompany items.

         "Total Funded Debt Ratio" shall mean, as of any date the same is to be determined, the ratio of (a) the aggregate outstanding principal amount of the Total Consolidated Funded Debt as of such date, to (b) the Consolidated EBITDA for the four consecutive fiscal quarters of the Borrower most recently ended.

         "Year 2000 Problem" means any significant risk that computer hardware, software, or equipment containing embedded microchips essential to the business or operations of the Borrower or any of its Subsidiaries will not, in the case of dates or time periods occurring after December 31, 1999, function at least as efficiently and reliably as in the case of times or time periods occurring before January 1, 2000, including the making of accurate leap year calculations.

         Section 4.2. Interpretation. Capitalized terms defined elsewhere in this Agreement shall, unless otherwise specified, have the meanings so ascribed to them in all provisions of this Agreement. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with generally accepted accounting principles except where such principles are inconsistent with the specific provisions of this Agreement.


SECTION 5.           REPRESENTATIONS AND WARRANTIES.

         The Borrower represents and warrants to the Banks as follows:

         Section 5.1. Organization and Qualification. The Borrower is duly organized and validly existing under the laws of the State of Delaware, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified in all jurisdictions wherein the nature of its activities requires such licensing or qualifying, except where the failure to be so licensed or qualified would not have a material adverse effect on the condition, financial or otherwise, of the Borrower, has full right, power and authority to make the PMAC Acquisition, to enter into the Acquisition Documents, this Agreement and the other Loan Documents to which it is a party, to make the borrowings herein provided for and encumber its assets as collateral security therefor, to execute and issue the Revolving Notes in evidence thereof, and to perform each and all of the matters and things herein and therein provided for; and this Agreement does not, nor does the performance or observance by the Borrower of any of the matters or things provided for in this Agreement, the other Loan Documents and the Acquisition Documents, contravene any provision of law or any charter or by-law provision or any covenant, indenture or agreement of or judgment, order or decree applicable to or affecting the Borrower or any of its Property.

         Section 5.2. Financial Reports. The Borrower heretofore has delivered to each Bank a copy of the annual audit report as of September 30, 1997, of the Borrower and its Subsidiaries and unaudited financial statements of the Borrower and its Subsidiaries as of, and for the nine month period ending June 30, 1998. Such financial statements have been prepared in accordance with generally accepted accounting principles (except that such unaudited financial statements may omit any footnotes), on a basis consistent, except as otherwise noted therein, with that of the previous fiscal year or period and fairly reflect the financial position of the Borrower as of the dates thereof, and the results of its operations for the periods covered thereby. To the best knowledge of the Executive Officers of the Borrower and each Subsidiary, the Borrower and its Subsidiaries have no significant contingent liabilities (determined in accordance with generally accepted accounting principles consistently applied) other than as indicated on said financial statements and since said date of September 30, 1997, has been no material adverse change in the condition, financial or otherwise, of the Borrower or any Subsidiary, except those disclosed in writing to the Banks prior to the date of this Agreement.

         Section 5.3. Litigation; Tax Returns; Approvals. There is no litigation, labor controversy or governmental proceeding pending, nor to the best knowledge of the Executive Officers of the Borrower and each Subsidiary threatened, against the Borrower or any Subsidiary which if adversely determined would result in any material adverse change in the properties, business or operations of the Borrower or any Subsidiary. All United States federal income tax returns for the Borrower and its Subsidiaries required to be filed have been filed on a timely basis, and all amounts required to be paid as shown by said returns have been paid. Except as disclosed in the letter referred to above in this Section 5.3, there are no pending or, to the best knowledge of the Executive Officers of the Borrower and each Subsidiary, threatened objections to or controversies in respect of the United States federal income tax returns of the Borrower and its Subsidiaries for any fiscal year. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Borrower of the Loan Documents or the Acquisition Documents to which it is a party.

         Section 5.4. Regulation U. Neither the Borrower nor any Subsidiary is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan or other extension of credit hereunder will be used to purchase or carry any margin stock or to extend credit to others for such a purpose.

         Section 5.5. No Default. The Borrower is in full compliance with all of the terms and conditions of the Loan Documents, and no Potential Default or Event of Default is existing under this Agreement.

         Section 5.6. ERISA. The Borrower and its Subsidiaries are in compliance in all material respects with ERISA to the extent applicable to it and neither the Borrower nor any Subsidiary has received any notice to the contrary from the PBGC or any other governmental entity or agency. No steps have been taken to terminate any Plan, and no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Plan which might result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. Neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefit under a Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         Section 5.7. Environmental Law. (a) Except as disclosed on Exhibit J, no Executive Officer of the Borrower nor any Executive Officer of a Subsidiary has received any notice to the effect, or has any knowledge, that its Property or operations are not in compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations ("Environmental Laws") or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any hazardous substances as defined in the CERCLA or petroleum products or crude oil or any fraction thereof (collectively "Hazardous Substances") into the environment, which non-compliance or remedial action could have a material adverse effect on the business, operations, Property, assets or conditions (financial or otherwise) of the Borrower or any Subsidiary;

         (b) there have been no releases of Hazardous Substances at, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, Properties or prospects of the Borrower and its Subsidiaries;

         (c) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any Property now or previously owned or leased by the Borrower or any of its Subsidiaries that, singly or in the aggregate, have, or may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, Properties or prospects of the Borrower and its Subsidiaries;

         (d) neither the Borrower nor any Subsidiary has directly transported, or received any notice or has any knowledge that they have directly arranged for the transportation of, any Hazardous Substances to any location which is listed or proposed for listing on the National Priorities List pursuant to CERCLA, on the CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may lead to material claims against the Borrower or such Subsidiary thereof for any remedial work, damage to natural resources or personal injury, including claims under CERCLA; and

         (e) except as disclosed on Exhibit J no conditions exist at, on or under any Property now owned or leased by the Borrower or any Subsidiary, and the Borrower has no knowledge that any conditions exist at, on or under any Property previously owned or leased by the Borrower or any Subsidiary, which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law which may reasonably be expected to have, a material adverse effect on the financial condition, operations, assets, business, Properties or prospects of the Borrower and its Subsidiaries.

         Section 5.8. Security Interests. There are no security interests, liens or encumbrances on any of the assets or Property of the Borrower or any Subsidiary except the security interests, liens and charges which are now existing and are permitted by Section 7.15 of this Agreement.

         Section 5.9. Subsidiaries. As of the date hereof, the Borrower's only Subsidiaries are identified on Exhibit E hereof. Each of said Subsidiaries is duly organized and validly existing under the laws of the state or country of its incorporation, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified to do business in all jurisdictions wherein the nature of its activities requires such licensing or qualification except when the failure to be so licensed or qualified would not have a material adverse effect on the condition, financial or otherwise, of such Subsidiary. Each Guarantor has full right, power and authority to enter into the Subsidiary Guaranty, to guaranty the payment of the Borrower's indebtedness, obligations and liabilities to the Agent and the Banks, and to perform each and all of the matters and things therein provided for; and the Subsidiary Guaranty does not, nor does the performance or observance by any Guarantor of any of the matters or things provided for therein, contravene any provision of law or any charter, partnership agreement or by-law provision or any covenant, indenture or agreement of or judgment, order or decree applicable to or affecting any Guarantor or any of their respective Property.

        Section 5.10. Accurate Information. No information, exhibit or report furnished by the Borrower or any Subsidiary to the Banks in connection with the negotiation or performance of the Loan Documents contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made. The financial projections furnished by the Borrower to the Banks contain reasonable projections as of the date hereof of future results of operations and financial position of the Borrower and its Subsidiaries.

        Section 5.11. Enforceability. This Agreement, when executed and delivered by the Borrower, will be a legal, valid and binding agreement of the Borrower, enforceable against it in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults; and the Acquisition Documents, the Revolving Notes, the other Loan Documents and any other instrument or agreement required hereunder has been so authorized and, when executed and delivered, will be similarly valid, binding and enforceable, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults; and the Subsidiary Guaranty, when executed and delivered by each Guarantor, will be a legal, valid and binding agreement of such Guarantor, enforceable against it in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws or judicial decisions for the relief of debtors or the limitation of creditors' rights generally; and (ii) any equitable principles relating to or limiting the rights of creditors generally or any equitable remedy which may be granted to cure any defaults.

        Section 5.12. Year 2000 Compliance. The Borrower is in the process of conducting a comprehensive review and assessment of the computer applications of the Borrower and its Subsidiaries and is in the process of making inquiry of their material suppliers, vendors (including data processors) and customers, with respect to any defect in computer software, data bases, hardware, controls and peripherals related to the occurrence of the year 2000 or the use at any time of any date which is before, on and after December 31, 1999, in connection therewith. Based on the foregoing review, assessment and inquiry, the Borrower believes that no such defect could reasonably be expected to have a material adverse effect on the business or financial affairs of the Borrower (or of the Borrower and its Subsidiaries taken on a consolidated basis).


SECTION 6.           CONDITIONS PRECEDENT.

         The obligation of the Banks to make any Loan pursuant hereto or to issue any L/C shall be subject to the following conditions precedent:

         Section 6.1. General. The Agent shall have received the notice of borrowings and request for any L/C hereinabove provided for.

         Section 6.2. Initial Extension of Credit. Prior to the initial extension hereunder, the following conditions precedent shall have been satisfied:

         (a) the Borrower shall have provided a Borrowing Base Certificate to the Agent, and shall have delivered to the Agent for the benefit of the Banks in sufficient counterparts for distribution to the Banks:

                   (a) the Revolving Notes;

                   (b) the fully executed Subsidiary Guaranty;

                   (c) the fully executed Security Agreement and such financing statements relating thereto as the Agent may request;

                   (d) evidence of insurance required by Section 7.3 hereof and by the Security Documents showing the Agent as loss payee thereunder pursuant to an endorsement acceptable to the Banks;

                   (e) a good standing certificate or certificate of existence for the Borrower and each Guarantor dated as of the date no earlier than September 9, 1998 from the office of the secretary of state of the states of their respective organization;

                   (f) copies of the Certificate of Incorporation or Certificate of Limited Partnership, and all amendments thereto, of each Guarantor, certified by the office of the secretary of state of Delaware as of the date no earlier than September 9, 1998.

                   (g) copies of the By-Laws or Limited Partnership Agreement, and all amendments thereto, of each Guarantor certified as true, correct and complete on the date hereof by the Secretary of each Guarantor;

                   (h) copies, certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of resolutions regarding the transactions contemplated by this Agreement, duly adopted by the Board of Directors of the Borrower and each Guarantor, respectively, and satisfactory in form and substance to all of the Banks;

                   (i) an incumbency signature certificate for the Borrower and each Guarantor satisfactory in form and substance to all of the Banks;

                   (j) the favorable written opinions of counsel for the Borrower and the Guarantors in form and substance satisfactory to each of the Banks and their respective legal counsel; and

                   (k) copies, certified as true, complete and correct by the Secretary of the Borrower, of the Acquisition Documents.

         (b) all conditions precedent to the PMAC Acquisitions shall have been satisfied;

         (c) the   Acquisition   Documents  shall  be  in  form  and  substance
satisfactory to the Banks and their respective legal counsel;

         (d) the Agent shall have received evidence satisfactory to the Banks that the total consideration to be paid by the Borrower and its Subsidiaries in connection with the PMAC Acquisition shall not exceed $12,500,000; and

         (e) except as previously disclosed to the Lenders in the Borrower's financial statements for the period ending July 31, 1998, no material adverse change in the financial condition, operations or Properties of the Borrower and its Subsidiaries shall have occurred since September 30, 1997;

         Section 6.3. Each Extension of Credit. As of the time of the making of each Loan and the issuance of the L/C hereunder:

                   (a) each of the  representations  and warranties set forth in
         Section 5 hereof shall be and remain true and correct as of said time, except that the representations and warranties made under Section 5.2 shall be deemed to refer to the most recent financial statements furnished to the Banks pursuant to Section 7.4 hereof;

                   (b) the Borrower shall be in full compliance with all of the terms and conditions hereof, and no Potential Default or Event of Default shall have occurred and be continuing;

                   (c) after giving effect to the requested extension of credit and to each Revolving Credit Loan that has been made and each L/C issued hereunder, the aggregate principal amount of all Revolving Credit Loans, the amount available for drawing under all L/Cs and the aggregate principal amount of all Reimbursement Obligations then outstanding shall not exceed the Banks' Revolving Credit Commitments then in effect;

and the request by the Borrower for any Loan or L/C pursuant hereto shall be and constitute a warranty to the foregoing effects.

         Section 6.4. Legal Matters. Legal matters incident to the execution and delivery of the Loan Documents shall be satisfactory to each of the Banks and their legal counsel.


SECTION 7.           COVENANTS.

         It is understood and agreed that so long as credit is in use or available under this Agreement or any amount remains unpaid on any Revolving Note, Reimbursement Obligation or L/C remains outstanding, except to the extent compliance in any case or cases is waived in writing by the Required Banks:

         Section 7.1. Maintenance of Property. The Borrower will, and will cause each Subsidiary to, keep and maintain all of its Properties necessary or useful in its business in good condition, and make all necessary renewals, replacements, additions, betterments and improvements thereto; provided, however, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operating and maintenance of any of its properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business and not disadvantageous in any material respect to the Banks as holders of the Revolving Notes.

         Section 7.2. Taxes. The Borrower will, and will cause each Subsidiary to, duly pay and discharge all taxes, rates, assessments, fees and governmental charges upon or against the Borrower or any Subsidiary or against its Properties in each case before the same becomes delinquent and before penalties accrue thereon unless and to the extent that the same is being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves, determined in accordance with generally accepted accounting principles consistently applied, have been established with respect thereto.

         Section 7.3. Maintenance of Insurance. The Borrower will, and will cause each Subsidiary to, maintain insurance with insurers recognized as financially sound and reputable by prudent business persons in such forms and amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates. The Agent shall be named as loss payee under any insurance policies which relate to the Collateral. The Borrower shall, at the Agent's or any Bank's request, provide copies to the Agent and each Bank of all insurance policies and other materials related thereto maintained by the Borrower and its Subsidiaries.

         Section 7.4. Financial Reports. The Borrower will, and will cause each Subsidiary to, maintain a system of accounting in accordance with sound accounting practice and will furnish promptly to the Banks and their duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as may from time to time be requested and, without any request, will furnish each Bank:

                   (a) as soon as available, and in any event within 45 days after the close of each monthly period of the Borrower which is also the end of a fiscal quarter of the Borrower and within 30 days after the close of each other monthly fiscal period of the Borrower (i) a copy of consolidated balance sheets and profit and loss statements for the Borrower and its Subsidiaries (for such monthly period and the year to date) for such period of such Borrower and for the corresponding periods of the preceding fiscal year, and (ii) consolidating balance sheets and profit and loss statements for the Borrower and each Subsidiary for the year to date, and (iii) in respect of each month which is also the end of a fiscal quarter of the Borrower, a copy of the Borrower's 10-Q for such period, all in reasonable detail, prepared by the Borrower and certified by the chief financial officer of the Borrower;

                   (b) as soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, (i) a copy of the audit report for such year and accompanying financial statements, including consolidated and consolidating balance sheets, reconciliations of change in stockholders' equity, profit and loss statements and statements of cash flows for the Borrower and its Subsidiaries showing in comparative form the figures for the previous fiscal year of the Borrower, all in reasonable detail, accompanied by the unqualified opinion of Ernst & Young or other independent public accountants of nationally recognized standing selected by the Borrower and satisfactory to each Bank;

                   (c) within 30 days after the last day of each month, a Borrowing Base Certificate in the form of Exhibit D hereto, setting forth a computation of the Borrowing Base as of the last day of the period covered thereby, certified as correct by the Borrower's chief financial officer, and certifying that the signer thereof has re-examined the terms and provisions of the Loan Documents and that to the best of his knowledge and belief, no Potential Default or Event of Default has occurred or, if any such Potential Default or Event of Default has occurred, setting forth the description of such Potential Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same;

                   (d) within 30 days after the last day of every month, an accounts receivable aging report in the form of Exhibit I attached hereto;

                   (e) within 45 days after the last day of every month which is also the end of a fiscal quarter of the Borrower and within 30 days after the last day of every other month, a Compliance Certificate in the form of Exhibit G attached hereto, prepared and signed by the chief financial officer of the Borrower;

                   (f) promptly upon their becoming available, copies of all registration statements and regular periodic reports, if any, which the Borrower shall have filed with the Securities and Exchange Commission or any governmental agency substituted therefor, or any national securities exchange, including copies of the Borrower's form 10K annual report, including financial statements audited by Ernst & Young or other independent public accountants of nationally recognized standing selected by the Borrower and reasonably satisfactory to the Required Banks, its form 10Q quarterly report to the Securities and Exchange Commission and any Form 8K filed by the Borrower with the Securities and Exchange Commission; and

                   (g) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed.

         Section 7.5. Inspection. The Borrower shall, and shall cause each Subsidiary to, permit the Banks, by their representatives and agents, to inspect any of the Properties, corporate books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and its Subsidiaries and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with, and to be advised as to the same by, its officers at such times and intervals as the Banks may request. So long as no Potential Default or Event of Default shall have occurred and be continuing, the Borrower shall pay to the Banks from time to time upon demand an amount sufficient to compensate the Banks for their fees, charges and expenses in connection with two field audits of the Collateral per year for the Borrower. During the existence of any Event of Default or Potential Default, the Banks may perform more than two field audits in each calendar year, with all fees, charges and expenses of the Banks associated therewith to be paid by the Borrower.

         Section 7.6. Consolidation and Merger. The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all of the Property or capital stock of any other Person, unless:

                   (a) the Borrower or Subsidiary shall be the surviving entity of any such merger;

                   (b) the Person merging into or being acquired by the Borrower or a Subsidiary shall be in the same or a related line of business as the Borrower or one or more of its Subsidiaries;

                   (c) no Potential Default or Event of Default shall exist before or after giving effect to such merger; and

                   (d) the aggregate consideration paid by the Borrower and its Subsidiaries in all such mergers and acquisitions and all investments and acquisitions permitted by Sections 7.16(j) and (k) hereof in any 12 month period, shall not exceed $5,000,000.

;provided, however, that nothing contained in this Section 7.6 shall operate to prevent the PMAC Acquisition.

         Section 7.7. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction, including without limitation, the purchase, sale, lease or exchange of any Property, or the rendering of any service, with any Affiliate of the Borrower except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate of the Borrower.

         Section 7.8. Maximum Total Funded Debt Ratio. The Borrower will not permit its Total Funded Debt Ratio to exceed 3.25 to 1 at any time.

         Section 7.9.    [INTENTIONALLY OMITTED].

        Section 7.10. Consolidated Tangible Net Worth. The Borrower will maintain Consolidated Tangible Net Worth in an amount not less than (a) $70,000,000 at all times from the date hereof through September 30, 1998 and (b) at all times during each fiscal quarter of the Borrower thereafter, an amount equal to the sum of (i) the minimum amount of Consolidated Tangible Net Worth the Borrower was required to maintain during the immediately preceding fiscal quarter, plus (ii) 75% of the Borrower's Consolidated Net Income (but not less than zero) for such fiscal quarter then ended.

        Section 7.11. Maximum Leverage Ratio. The Borrower will not permit the ratio of its Total Consolidated Funded Debt to its Total Capitalization to exceed 0.5 to 1 at any time.

        Section 7.12. Minimum Fixed Charge Coverage Ratio. The Borrower will not permit its Fixed Charge Coverage Ratio to be less than 1.25 to 1 at any time.

        Section 7.13. Restricted Payments. The Borrower will not (a) declare or pay any dividends on any class of stock, (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock, or (c) make any distribution of any kind or character with respect to its capital stock; provided, however, in each case no Potential Default or Event of Default shall then exist or result therefrom the Borrower may pay cash dividends on its common stock and may purchase its capital stock in an aggregate amount for all such dividends and purchases in each fiscal year of the Borrower not exceeding the lesser of a (a)$6,000,000 and (b) 50% of Borrower's consolidated net income for the most recently completed fiscal year.

        Section 7.14. Liens. The Borrower will not, and will not permit any Subsidiary to, pledge, mortgage or otherwise encumber or subject to or permit to exist upon or be subjected to any lien, charge or security interest of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof), on any of its Properties of any kind or character at any time owned by the Borrower or any Subsidiary, other than:

                   (a) liens, pledges or deposits for worker's compensation, unemployment insurance, old age benefits or social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits made in connection with tenders, contracts or leases to which the Borrower or a Subsidiary is a party or other deposits required to be made in the ordinary course of business, provided in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been provided therefor in accordance with generally accepted accounting principles and that the obligation is not for borrowed money, customer advances, trade payables, or obligations to agricultural producers;

                   (b) the pledge of assets for the purpose of securing an appeal or stay or discharge in the course of any legal proceedings, provided that the aggregate amount of liabilities of the Borrower and all Subsidiaries so secured by a pledge of property permitted under this subsection (b) including interest and penalties thereon, if any, shall not be in excess of $2,500,000 at any one time outstanding;

                   (c) liens, pledges,  mortgages,  security interests, or other charges granted to the Agent to secure the Revolving Notes, Reimbursement Obligations, the L/Cs and other amounts payable under the Loan Documents;

                   (d) liens, pledges, mortgages, security interests or other charges existing on the date hereof and set forth on Exhibit K attached hereto;

                   (e) liens, pledges, mortgages, security interests and other encumbrances on Property which secure only indebtedness incurred to finance the acquisition of such Property (but only to the extent of the fair market value of such Property and not including purchase money security interests in Inventory);

                   (f) liens for property taxes and assessments or governmental charges or levies which are not yet due and payable;

                   (g) liens incidental to the conduct of business or the ownership of Properties and assets (including warehousemen's liens, grower liens and attorneys' liens and statutory landlords' liens) or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings and for which adequate reserves, determined in accordance with generally accepted accounting principles, have been established;

                   (h) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Borrower and its Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower and its Subsidiaries; and

                   (i) mortgages, liens and encumbrances on the Borrower's real estate and equipment securing only Funded Debt permitted by Section 7.15(f) hereof.

        Section 7.15. Borrowings and Guaranties. The Borrower will not, and will not permit any Subsidiary to, issue, incur, assume, create or have outstanding any indebtedness for borrowed money (including as such all indebtedness representing the deferred purchase price of Property and all indebtedness, obligations and liabilities relating to bankers acceptances and letters of credit) or customer advances, nor be or remain liable, whether as endorser, surety, guarantor or otherwise, for or in respect of any liability or indebtedness of any other Person, other than:

                   (a) indebtedness of the Borrower arising under or pursuant to this Agreement or the other Loan Documents;

                   (b) the liability of the Borrower and its Subsidiaries arising out of the endorsement for deposit or collection of commercial paper received in the ordinary course of business;

                   (c) indebtedness of the Borrower and its Subsidiaries existing on the date hereof and set forth on Exhibit L attached hereto, other than indebtedness under the Existing Agreement;

                   (d) trade payables of the Borrower and its Subsidiaries arising in the ordinary course of the Borrower's and its Subsidiaries' business;

                   (e)  indebtedness of the Subsidiaries to the Borrower;

                   (f) Funded Debt in an aggregate principal amount of up to $6,000,000 with respect to bonds or notes or other secured indebtedness to be guaranteed by ADFA and/or AIDC and any refundings or refinancings thereof;

                   (g) indebtedness not otherwise permitted by this Section 7.15, provided that the aggregate principal amount of all such indebtedness outstanding at any time does not exceed $7,500,000; and

                   (h) indebtedness of the Guarantors to the Borrower and indebtedness of the Guarantors to the Agent and the Banks under the Subsidiary Guaranty.

        Section 7.16. Investments, Loans, Advances and Acquisitions. The Borrower will not, and will not permit any Subsidiary to, make or retain any investment (whether through the purchase of stock, obligations, capital contributions or otherwise) in or make any loan or advance to, any other Person, or acquire substantially as an entirety the Property or business of any other Person, other than:

                   (a) investments in certificates of deposit having a maturity of two years or less issued by any Bank and which are held by the Bank issuing the same;

                   (b) investments in commercial paper rated P1 by Moody's Investors Services, Inc. or A1 by Standard and Poor's Corporation maturing within 270 days of the date of issuance thereof;

                   (c) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Borrower or any Subsidiary of the Borrower;

                   (d) investments shown on the financial statements referred to in Section 5.2 in existing Subsidiaries;

                   (e) advances to the Borrower's foreign sales corporations made in the ordinary course of the Borrower's business in an aggregate principal amount outstanding at any time of up to $100,000;

                   (f) marketable obligations issued, guarantied, or fully insured by the United States of America, or those for which the full faith and credit of the United States of America is pledged for the repayment of principal and interest thereof; provided that such obligations have a final maturity of no more than two years from the date acquired by the Borrower;

                   (g) marketable obligations issued, guarantied or fully insured by any agency, instrumentality, or corporation of the United States established or to be established by the Congress, for the which the credit of such agency, instrumentality, or corporation is pledged for the repayment of the principal and interest thereof; provided that such obligations have a final maturity of no more than one year from the date acquired by the Borrower; and

                   (h) any investments listed from time to time on the "working list" maintained by Harris Trust and Savings Bank or Harris Investment Management, Inc., acting as a fiduciary agent;

                   (i) loans, advances and guaranties not otherwise permitted by this Section 7.16, provided that the aggregate amount of all such loans, advances and guaranties outstanding at any time does not exceed $5,000,000;

                   (j) other investments in and acquisitions (other than by merger or consolidation) substantially as an entirety of the Property or business of any Person or a majority of the capital stock or other equity interests of any other Person, provided that:

                            (i) such Person  shall  be  in the same or a related
                  line of business as the Borrower or one or more Subsidiaries;

                           (ii) the board of directors (or equivalent  governing
                  body) of such Person shall have given its prior effective written consent or approval of such acquisition;

                          (iii) no Potential  Default or Event of Default  shall
                  exist before or after giving effect to such acquisition;

                           (iv) the aggregate  consideration  paid in connection
                  with all such investments and acquisitions, all mergers permitted by Section 7.6 hereof and all investments and acquisitions permitted by Section 7.16(k) hereof, does not exceed $5,000,000 in any 12 month period;

                   (k) investments in and acquisitions of less than all or substantially all of the Property or business of any Person or of less than a majority of the capital stock or other equity interests of any other Person, provided that:

                            (i) such Person  shall  be  in the same or a related
                  line of business as the Borrower or one or more Subsidiaries;

                           (ii) the Board of Directors (or equivalent  governing
                  body) of such Person shall have given its prior effective written consent or approval of such acquisition;

                          (iii) no Potential  Default or Event of Default  shall
                  exist before or after giving effect to such acquisition;

                           (iv) the aggregate  consideration  paid in connection
                  with all such investments and acquisitions, all mergers permitted by Section 7.6 and all investments and acquisitions permitted by 7.16(j) hereof, does not exceed $5,000,000 in any 12 month period;

                   (l) investments in and loans and advances to the Guarantors; and

                   (m) investments or advances made in connection with the PMAC Acquisition.

        Section 7.17. Sale of Property. The Borrower will not and will not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of (whether in one transaction or in a series of related transactions) all or a material part of its Property to any other Person; provided, however, that so long as no Event of Default or Potential Default has occurred and is continuing or would result after giving effect thereto, the Borrower and its Subsidiaries may make:

                   (a) sales of its Inventory in the ordinary course of business; and

                   (b) sales or leases of its surplus, obsolete or worn-out machinery and equipment.

         For purposes of this Section, "material part" shall mean 5% or more of the book value of all of the property of the Borrower and its Subsidiaries.

        Section 7.18. Notice of Suit or Adverse Change in Business or Default. The Borrower shall, as soon as possible, and in any event within ten (10) days after it learns of the following, give written notice to the Agent and each Bank of (i) any material proceeding(s) being instituted or threatened to be instituted by or against the Borrower or any Subsidiary in any federal, state, local or foreign court or before any commission or other regulatory body (federal, state, local or foreign), (ii) any material adverse change in the business, Property or condition, financial or otherwise (including, without limitation, any material loss or depreciation in the value of the Collateral) of the Borrower, and (iii) the occurrence of any Potential Default or Event of Default.

        Section 7.19. ERISA. The Borrower will, and will cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is likely to result in the imposition of a lien against any of its Property and will promptly notify the Agent and each Bank of (i) the occurrence of any reportable event (as defined in ERISA) which might result in the termination by the PBGC of any Plan, (ii) receipt of any notice from PBGC of its intention to seek termination of any such Plan or appointment of a trustee therefor, and (iii) its intention to terminate or withdraw from any Plan. The Borrower will not, and will not permit any Subsidiary to, terminate any such Plan or withdraw therefrom unless it shall be in compliance with all of the terms and conditions of this Agreement after giving effect to any liability to PBGC resulting from such termination or withdrawal.

        Section 7.20. Supplemental Performance. The Borrower will, and will cause each Subsidiary to, at any time and from time to time upon request of any Bank take or cause to be taken any action and execute, acknowledge, deliver or record any further documents, security agreements or other instruments which such Bank in its discretion deems necessary to carry out the purposes of the Loan Documents.

        Section 7.21. Use of Proceeds. The Borrower shall use the proceeds of each Loan and other extensions of credit hereunder only (a) to pay the Borrower's indebtedness under the Existing Agreement, (b) to finance the PMAC Acquisition and (c) so long as such use of proceeds is not otherwise prohibited by the terms hereof and such use would not otherwise cause the occurrence of a Potential Default or an Event of Default hereunder, for proper corporate purposes of the Borrower.

        Section 7.22. Compliance with Laws, etc. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include (without limitation) the maintenance and preservation of its corporate existence and qualification as a foreign corporation except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, of Borrower or any Subsidiary.

        Section 7.23. Environmental Covenant. The Borrower will, and will cause each of its Subsidiaries to,

                   (a) use and operate all of its facilities and Properties in compliance with all Environmental Laws where the failure to do so could have a material adverse effect on the condition, financial or otherwise, of the Borrower or any of its Subsidiaries, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all hazardous materials in material compliance with all applicable Environmental Laws;

                   (b) immediately notify the Agent and each Bank and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and Property or compliance with Environmental Laws, and shall promptly, but in no event later than 45 days (or, if such actions or proceedings are capable of being cured but not within 45 days, then, in no event later than 105 days so long as Borrower continues to diligently proceed to cure) after the occurrence of such actions or proceedings, cure and have dismissed, to the reasonable satisfaction of the Banks, any actions and proceedings relating to compliance with Environmental Laws; and

                   (c) provide such information and certifications which the Agent or any Bank may reasonably request from time to time to evidence compliance with this Section 7.23.

        Section 7.24. No Restrictions on Subsidiaries. The Borrower shall not and shall not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary (or the Borrower, in the case of subsections (e) and (g) of this Section) to: (a) pay dividends or make any other distribution on any of such Subsidiary's capital stock or other equity interests owned by the Borrower or any Subsidiary of the Borrower; (b) pay any indebtedness owed to the Borrower or any other Subsidiary;
(c) make loans or advances to the Borrower or any other Subsidiary; (d) transfer any of its Property or assets to the Borrower or any other Subsidiary; (e) merge or consolidate with or into the Borrower or any other Subsidiary of the Borrower; (f) guaranty the payment when due of the Borrower's indebtedness, obligations and liabilities to the Agent or the Banks; or (g) grant to the Agent for the benefit of the Banks liens and security interests on such Subsidiary's or the Borrower's assets to secure the payment of the Borrower's and the Guarantors' indebtedness, obligations and liabilities under the Loan Documents; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Exhibit M (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (g) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured indebtedness permitted by this Agreement if such restrictions or conditions apply only to the Property securing such indebtedness and (v) clause (g) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

Section 7.25.Year 2000 Assessment. The Borrower shall take all actions necessary and commit adequate resources to assure that its computerbased and other systems (and those of all Subsidiaries) are able to effectively process dates, including dates before, on and after January 1, 2000, without experiencing any Year 2000 Problem that could cause a material adverse effect on the business or financial affairs of the Borrower (or of the Borrower and its Subsidiaries taken on a consolidated basis). At the request of the Bank, the Borrower will provide the Bank with written assurances and substantiations (including, but not limited to, the results of internal or external audit reports prepared in the ordinary course of business) reasonably acceptable to the Bank as to the capability of the Borrower and its Subsidiaries to conduct its and their businesses and operations before, on and after January 1, 2000, without experiencing a Year 2000 Problem causing a material adverse effect on the business or financial affairs of the Borrower (or of the Borrower and its Subsidiaries taken on a consolidated basis).


SECTION 8.           EVENTS OF DEFAULT AND REMEDIES.

         Section 8.1. Definitions. Any one or more of the following shall constitute an Event of Default:

                   (a) Default in the payment when due of any principal of or interest on any Revolving Note, whether at the stated maturity thereof or as required by Section 2.4 hereof or at any other time provided in this Agreement, or of any Reimbursement Obligation, or of any fee or other amount payable by the Company pursuant to this Agreement, which default, in the case of default in the payment when due of any interest on any Revolving Note, continues for five days after the due date therefor;

                   (b) Default in the observance or performance of any covenant set forth in Sections 7.3, 7.5, 7.6, 7.8, 7.10, 7.11, 7.12, 7.13, 7.14,
         7.15, 7.16, 7.17, 7.20 and 7.24, inclusive, hereof, or of any provision of any Security Document requiring the maintenance of insurance on the Collateral subject thereto or dealing with the use or remittance of proceeds of such Collateral;

                   (c) Default in the observance or performance of any other covenant, condition, agreement or provision hereof or any of the other Loan Documents and such default shall continue for 30 days after the first to occur of (i) the Borrower's knowledge thereof or (ii) written notice thereof to the Borrower by the Agent or any Bank;

                   (d) Default shall occur under any evidence of indebtedness in a principal amount exceeding $2,000,000 issued or assumed or guaranteed by the Borrower or any Subsidiary, or under any mortgage, agreement or other similar instrument under which the same may be issued or secured and such default shall continue for a period of time sufficient to permit the acceleration of maturity of any indebtedness evidenced thereby or outstanding or secured thereunder;

                   (e) Any representation or warranty made by the Borrower herein or in any Loan Document or in any statement or certificate furnished by it pursuant hereto or thereto, proves untrue in any material respect as of the date made or deemed made pursuant to the terms hereof;

                   (f) Any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes, other than those fully covered by insurance in a manner acceptable to the Banks, in an aggregate amount in excess of $2,000,000 shall be entered or filed against the Borrower or any Subsidiary or against any of their respective Property or assets and remain unstayed and undischarged for a period of 60 days from the date of its entry;

                   (g) Any reportable event (as defined in ERISA) which constitutes grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any such Plan, shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to the Borrower by any Bank; or any such Plan shall be terminated; or a trustee shall be appointed by the appropriate United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to administer or terminate any such Plan;

                   (h) The Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the Bankruptcy Code of 1978, as amended, (ii) admit in writing its inability to pay, or not pay, its debts generally as they become due or suspend payment of its obligations, (iii) make an assignment for the benefit of creditors,
         (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, conservator, liquidator or similar official for it or any substantial part of its property, (v) file a petition seeking relief or institute any proceeding seeking to have entered against it an order for relief under the Bankruptcy Code of 1978, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, marshalling of assets, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 8.1(i) hereof;

                   (i) A custodian, receiver, trustee, conservator, liquidator or similar official shall be appointed for the Borrower or any Subsidiary or any substantial part of its respective Property, or a proceeding described in Section 8.1(h)(v) shall be instituted against any Borrower or any Subsidiary and such appointment continues undischarged or any such proceeding continues undismissed or unstayed for a period of 60 days; or

                   (j) Any Guarantor shall breach, repudiate, disavow or purport to terminate its obligations under the Subsidiary Guaranty or any part thereof, or the Subsidiary Guaranty or any part thereof shall for any reason not be the legal, valid and binding obligation of any Guarantor Subsidiary.

         Section 8.2. Remedies for Non-Bankruptcy Defaults. When any Event of Default, other than an Event of Default described in subsections (h) and (i) of
Section 8.1 hereof, has occurred and is continuing, the Agent, if directed by any of the Banks, shall give notice to the Borrower and take any or all of the following actions: (i) terminate the remaining Revolving Credit Commitments hereunder on the date (which may be the date thereof) stated in such notice,
(ii) declare the principal of and the accrued interest on the Revolving Notes and unpaid Reimbursement Obligations to be forthwith due and payable and thereupon the Revolving Notes and unpaid Reimbursement Obligations including both principal and interest, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind, and (iii) proceed to foreclose against any Collateral under any of the Security Documents, take any action or exercise any remedy under any of the Loan Documents or exercise any other action, right, power or remedy permitted by law. Any Bank may exercise the right of set off with regard to any deposit accounts or other accounts maintained by the Borrower with any of the Banks.

         Section 8.3. Remedies for Bankruptcy Defaults. When any Event of Default described in subsections (h) or (i) of Section 8.1 hereof has occurred and is continuing, then the Revolving Notes shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

         Section 8.4. L/Cs. Promptly following the acceleration of the maturity of the Revolving Notes pursuant to Section 8.2 or 8.3 hereof, the Borrower shall immediately pay to the Agent for the benefit of the Banks the full undrawn face amount of all then outstanding L/Cs. The Agent shall hold all such funds and proceeds thereof as additional collateral security for the obligations of the Borrower to the Banks under the Loan Documents. The amount paid under any L/C for which the Borrower has not reimbursed the Banks shall bear interest from the date of such payment at the default rate of interest specified in Section 1.3(c)(i) hereof.


SECTION 9.           CHANGE IN CIRCUMSTANCES REGARDING EURODOLLAR LOANS.

         Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Revolving Note, if at any time after the date hereof with respect to Eurodollar Loans, any Bank shall determine in good faith that any change in applicable law or regulation or in the interpretation thereof makes it unlawful for such Bank to make or continue to maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower to such effect, and such Bank's obligation to make or relend any such affected Eurodollar Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain such affected Loan. The Borrower shall prepay the outstanding principal amount of any such affected Eurodollar Loan made to it, together with all interest accrued thereon and all other amounts due and payable to the Banks under Section 9.4 of this Agreement, on the earlier of the last day of the Interest Period applicable thereto and the first day on which it is illegal for such Bank to have such Loans outstanding; provided, however, the Borrower may then elect to borrow the principal amount of such affected Loan by means of another type of Revolving Credit Loan available hereunder, subject to all of the terms and conditions of this Agreement.

         Section 9.2. Unavailability of Deposits or Inability to Ascertain the Adjusted Eurodollar Rate. Notwithstanding any other provision of this Agreement or any Revolving Note to the contrary, if prior to the commencement of any Interest Period any Bank shall determine (i) that deposits in the amount of any Eurodollar Loan scheduled to be outstanding are not available to it in the relevant market or (ii) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate, then the Agent shall promptly give telephonic or telex notice thereof to the Borrower and the Banks (such notice to be confirmed in writing), and the obligation of the Banks to make any such Eurodollar Loan in such amount and for such Interest Period shall terminate until deposits in such amount and for the Interest Period selected by the Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining the Adjusted Eurodollar Rate. Upon the giving of such notice, the Borrower may elect to either (i) pay or prepay, as the case may be, such affected Loan, subject to the provisions of Section 9.4 hereof or (ii) reborrow such affected Loan as another type of Revolving Credit Loan available hereunder, subject to all terms and conditions of this Agreement.

         Section 9.3. Taxes and Increased Costs. With respect to any outstanding Eurodollar Loans, if any Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over such Bank or its lending branch or the Eurodollar Loans contemplated by this Agreement (whether or not having the force of law) ("Change in Law") shall:

                   (a) impose, modify or deem applicable any reserve, special deposit or similar requirements against assets held by, or deposits in or for the account of, or Loans by, or any other acquisition of funds or disbursements by, such Bank (other than reserves included in the determination of the Adjusted Eurodollar Rate);

                   (b) subject such Bank, any Eurodollar Loan, or any Revolving Note to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee deduction or withholding in respect of this Agreement, any Eurodollar Loan, or any Revolving Note except such taxes as may be measured by the overall net income of such Bank or its lending branch and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which such Bank's principal executive office or its lending branch is located or in which the Bank has nexus;

                   (c) change the basis of taxation of payments of principal and interest due from the Borrower to such Bank hereunder or under any Revolving Note (other than by a change in taxation of the overall net income of such Bank); or

                   (d)  impose  on such Bank any  penalty  with  respect  to the
         foregoing  or  any  other  condition  regarding  this  Agreement,   its
         disbursement, any Eurodollar Loan, or any Revolving Note;

and such Bank shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining any Eurodollar Loan hereunder or to reduce the amount of principal or interest received by such Bank, then the Borrower shall pay to such Bank from time to time as specified by such Bank such additional amounts as such Bank shall determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If any Bank makes such a claim for compensation, it shall provide to the Borrower a certificate setting forth such increased cost or reduced amount as a result of any event mentioned herein specifying such Change in Law, and such certificate shall be conclusive and binding on the Borrower as to the amount thereof except in the case of manifest error or willful misconduct. Upon the imposition of any such cost, the Borrower may prepay any affected Loan, subject to the provisions of Sections 2.3 and 9.4 hereof.

         Section 9.4. Funding Indemnity. (a) In the event any Bank shall incur any loss, cost, expense or premium (including, without limitation, any loss of profit and any loss, cost, expense or premium incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid such Bank) as a result of:

                   (i) any payment or prepayment of a Eurodollar Loan on a date other than the last day of the then applicable Interest Period;

                  (ii) any failure by the Borrower to borrow any Eurodollar Loan on the date specified in the notice given pursuant to Section 1.6 hereof; or

                 (iii) the occurrence of any Event of Default;

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense.

         (b) If any Bank makes a claim for compensation under this Section 9.4, it shall provide to the Borrower a certificate setting forth the amount of such loss, cost or expense in reasonable detail and such certificate shall be conclusive and binding on the Borrower as to the amount thereof except in the case of manifest error.

         Section 9.5. Lending Branch. Each Bank may, at its option, elect to make, fund or maintain its Eurodollar Loans hereunder at the branch or office specified opposite its signature on the signature page hereof or such other of its branches or offices as such Bank may from time to time elect, subject to the provisions of Section 1.6(b) hereof.

         Section 9.6. Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood however, that for the purposes of this Agreement all determinations hereunder (including determinations for the purposes of Section 9.4) shall be made as if the Banks had actually funded and maintained each Eurodollar Loan during each Interest Period for such Loan through the purchase of deposits in the relevant interbank market having a maturity corresponding to such Interest Period and bearing an interest rate equal to the Adjusted Eurodollar Rate for such Interest Period.


SECTION 10.          THE AGENT.

        Section 10.1. Appointment and Powers. Harris Trust and Savings Bank is hereby appointed by the Banks as Agent under the Loan Documents, including but not limited to the Security Documents, wherein the Agent shall hold a security interest for the benefit of the Banks, solely as the Agent of the Banks, and each of the Banks irrevocably authorizes the Agent to act as the Agent of such Bank. The Agent agrees to act as such upon the express conditions contained in this Agreement.

        Section 10.2. Powers. The Agent shall have and may exercise such powers hereunder as are specifically delegated to the Agent by the terms of the Loan Documents, together with such powers as are incidental thereto. The Agent shall have no implied duties to the Banks, nor any obligation to the Banks to take any action under the Loan Documents except any action specifically provided by the Loan Documents to be taken by the Agent.

        Section 10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them under the Loan Documents or in connection therewith except for its or their own gross negligence or willful misconduct.

        Section 10.4. No Responsibility for Loans, Recitals, etc. The Agent shall not (i) be responsible to the Banks for any recitals, reports, statements, warranties or representations contained in the Loan Documents or furnished pursuant thereto, (ii) be responsible for the value, worth, payment or collection of any Loans hereunder, (iii) be bound to ascertain or inquire as to the performance or observance of any of the terms of the Loan Documents, or (iv) be responsible to determine or verify the existence, eligibility or value of any Collateral, or the correctness of any Borrowing Base Certificate. In addition, neither the Agent nor its counsel shall be responsible to the Banks for the enforceability or validity of any of the Loan Documents.

        Section 10.5. Right to Indemnity. The Banks hereby indemnify the Agent for any actions taken in accordance with this Section 10, and the Agent shall be fully justified in failing or refusing to take any action hereunder, unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action, other than any liability which may arise out of Agent's gross negligence or willful misconduct.

        Section 10.6. Action Upon Instructions of Banks. The Agent agrees, upon the written request of the Banks, to take any action of the type specified in the Loan Documents as being within the Agent's rights, duties, powers or discretion. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of the Revolving Notes. In the absence of a request by the Banks, the Agent shall have authority, in its sole discretion, to take or not to take any action, unless the Loan Documents specifically require the consent of all of the Banks.

        Section 10.7. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it in good faith and with reasonable care. The Agent shall be entitled to advice and opinion of legal counsel concerning all matters pertaining to the duties of the agency hereby created.

        Section 10.8. Reliance on Documents; Counsel. Absent gross negligence or willful misconduct, the Agent shall be entitled to rely upon any Revolving Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of legal counsel selected by the Agent.

        Section 10.9. May Treat Payee as Owner. The Agent may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any person, firm or corporation who at the time of making such request or giving such authority or consent is the holder of any such Revolving Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Revolving Note or of any Revolving Note issued in exchange therefor.

       Section 10.10. Agent's Reimbursement. Each Bank agrees to reimburse the Agent pro rata in accordance with its Commitment Percentage for any reasonable out-of-pocket expenses (including fees and charges for field audits) not reimbursed by the Borrower (a) for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents and (b) for any other reasonable expenses incurred by the Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents.

       Section 10.11. Rights as a Lender. With respect to its commitment, Loans made by it, the L/C issued by it and the Revolving Notes issued to it, the Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Borrower as if it were not the Agent.

       Section 10.12. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on the financial statements referred to in Section 5.2 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

       Section 10.13. Resignation of Agent. Subject to the appointment of a successor Agent, the Agent may resign as Agent for the Banks under this Agreement and the other Loan Documents at any time by sixty days' notice in writing to the Banks. Such resignation shall take effect upon appointment of such successor. The Banks shall have the right to appoint a successor Agent who shall be entitled to all of the rights of, and vested with the same powers as, the original Agent under the Loan Documents. In the event a successor Agent shall not have been appointed within the sixty day period following the giving of notice by the Agent, the Agent may appoint its own successor. Resignation by the Agent shall not affect or impair the rights of the Agent under Sections 10.5 and 10.10 hereof with respect to all matters preceding such resignation. Any successor Agent must be a national banking association or a Bank chartered in any State of the United States.

       Section 10.14. Duration of Agency. The agency established by Section 10.1 hereof shall continue, and Sections 10.1 through and including this Section
10.14 shall remain in full force and effect, until the Revolving Notes and all other amounts due hereunder and thereunder, including without limitation all Reimbursement Obligations, shall have been paid in full and the Banks' commitments to extend credit to or for the benefit of the Borrower shall have terminated or expired.


SECTION 11.          MISCELLANEOUS.

        Section 11.1. Amendments and Waivers. Any term, covenant, agreement or condition of this Agreement may be amended only by a written amendment executed by the Borrower, the Required Banks and, if the rights or duties of the Agent are affected thereby, the Agent, or compliance therewith only may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Borrower shall have obtained the consent in writing of the Required Banks and, if the rights or duties of the Agent are affected thereby, the Agent, provided, however, that without the consent in writing of the holders of all outstanding Revolving Notes and unpaid Reimbursement Obligations and the issuer of the L/Cs, or all Banks if no Revolving Note or L/C is outstanding, no such amendment or waiver shall (a) change the amount or postpone the date of payment of any scheduled payment or required prepayment of principal of the Revolving Notes or reduce the rate or extend the time of payment of interest on the Revolving Notes, or reduce the amount of principal thereof, or modify any of the provisions of the Revolving Notes with respect to the payment or prepayment thereof, (b) give to any Revolving Note any preference over any other Revolving Notes, (c) amend the definition of Required Banks, (d) alter, modify or amend the provisions of this Section 11.1, (e) change the amount or term of any of the Banks' Revolving Credit Commitments or the fees required under Section 2.1 hereof, (f) alter, modify or amend the provisions of
Section 6 of this Agreement, (g) alter, modify or amend any Bank's right hereunder to consent to any action, make any request or give any notice, (h) change the advance rates under the Borrowing Base, or (i) release any Collateral under the Security Documents, unless such release is permitted or contemplated by the Loan Documents. Any such amendment or waiver shall apply equally to all Banks and the holders of the Revolving Notes and Reimbursement Obligations and shall be binding upon them, upon each future holder of any Revolving Note and Reimbursement Obligation and upon the Borrower, whether or not such Revolving Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived.

        Section 11.2. Waiver of Rights. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Revolving Note or Reimbursement Obligation in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any Potential Default or Event of Default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and of the holder or holders of any Revolving Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

        Section 11.3. Several Obligations. The commitments of each of the Banks hereunder shall be the several obligations of each Bank and the failure on the part of any one or more of the Banks to perform hereunder shall not affect the obligation of the other Banks hereunder, provided that nothing herein contained shall relieve any Bank from any liability for its failure to so perform. In the event that any one or more of the Banks shall fail to perform its commitment hereunder, all payments thereafter received by the Agent on the principal of Loans and Reimbursement Obligations hereunder, whether from any Collateral or otherwise, shall be distributed by the Agent to the Banks making such additional Loans ratably as among them in accordance with the principal amount of additional Loans made by them until such additional Loans shall have been fully paid and satisfied, and all payments on account of interest shall be applied as among all the Banks ratably in accordance with the amount of interest owing to each of the Banks as of the date of the receipt of such interest payment.

        Section 11.4. Non-Business Day. (a) If any payment of principal or interest on any Domestic Rate Loan shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

         (b) If any payment of principal or interest on any Eurodollar Loan shall fall due on a day which is not a Business Day, the payment date thereof shall be extended to the next date which is a Business Day and the Interest Period for such Loan shall be accordingly extended, unless as a result thereof any payment date would fall in the next calendar month, in which case such payment date shall be the next preceding Business Day.

        Section 11.5. Survival of Indemnities. All indemnities and all provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield to the Banks with respect to Eurodollar Loans, including, but not limited to, Sections 9.3 and 9.4 hereof, shall survive the termination of this Agreement and the payment of the Revolving Notes.

        Section 11.6. Documentary Taxes. Although the Borrower is of the opinion that no documentary or similar taxes are payable in respect to this Agreement or the Revolving Notes, Borrower agrees that it will pay such taxes, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

        Section 11.7. Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Revolving Notes, and shall continue in full force and effect with respect to the date as of which they were made and as reaffirmed on the date of each borrowing, request for L/C and as long as any credit is in use or available hereunder.

        Section 11.8. Notices. Unless otherwise expressly provided herein, all communications provided for herein shall be in writing or by telex and shall be deemed to have been given or made when served personally, when an answer back is received in the case of notice by telex or 2 days after the date when deposited in the United States mail (registered, if to Borrower) addressed if to Borrower to 16401 Swingley Ridge Road, Suite 700, Chesterfield, Missouri 63017,
Attention: Vice President Finance; if to the Agent or Harris at 111 West Monroe Street, Chicago, Illinois 60690, Attention: Emerging Majors West; and if to any of the Banks, at the address for each Bank set forth under its signature hereon; or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 11.8.

        Section 11.9. Costs and Expenses. (a) The Borrower agrees to pay on demand all costs and expenses of the Agent and each Bank in connection with the negotiation, preparation, execution and delivery of this Agreement, the Revolving Notes and the other instruments and documents to be delivered hereunder or in connection with the transactions contemplated hereby, including the fees and expenses of Chapman and Cutler, special counsel to the Agent and Thompson Coburn, counsel to Mercantile Bank National Association; all costs and expenses of the Agent and the reasonable costs and expenses of each Bank
(including in each case attorneys' fees and expenses) incurred in connection with any consents or waivers hereunder or amendments hereto, and all costs and expenses (including attorneys' fees and expenses), if any, incurred by the Agent, the Banks or any other holders of a Revolving Note or any Reimbursement Obligation in connection with the enforcement of this Agreement or the Revolving Notes and the other instruments and documents to be delivered hereunder. In addition, at the time of requesting any amendment hereof the Borrower shall pay to the Agent for the account of the Banks an amendment fee of $5,000 for each such requested amendment. The Borrower agrees to indemnify and save harmless the Banks and the Agent from any and all liabilities, losses, costs and expenses incurred by the Banks or the Agent in connection with any action, suit or proceeding brought against the Agent or any Bank by any Person which arises out of the transactions contemplated or financed hereby or by the Revolving Notes, or out of any action or inaction by the Agent or any Bank hereunder or thereunder, except for such thereof as is caused by the gross negligence or willful misconduct of the party indemnified.

         (b) Without limiting the generality of the foregoing, the Borrower unconditionally agrees to forever indemnify, defend and hold harmless, the Agent and each Bank, and covenants not to sue for any claim for contribution against, the Agent or any Bank for any damages, costs, loss or expense, including without limitation, response, remedial or removal costs, arising out of any of the following: (i) any presence, release, threatened release or disposal of any hazardous or toxic substance or petroleum by the Borrower or any Subsidiary or otherwise occurring on or with respect to their respective Property, (ii) the operation or violation of any Environmental Law, whether federal, state, or local, and any regulations promulgated thereunder, by the Borrower or any Subsidiary or otherwise occurring on or with respect to their respective Property, (iii) any claim for personal injury or property damage in connection with the Borrower or any Subsidiary or otherwise occurring on or with respect to their respective Property, and (iv) the inaccuracy or breach of any environmental representation, warranty or covenant by the Borrower made herein or in any loan agreement, promissory note, mortgage, deed of trust, security agreement or any other instrument or document evidencing or securing any indebtedness, obligations or liabilities of the Borrower owing to the Agent or any Bank or setting forth terms and conditions applicable thereto or otherwise relating thereto, except for damages arising from the Agent's or such Bank's willful misconduct or gross negligence. This indemnification shall survive the payment and satisfaction of all indebtedness, obligations and liabilities of the Borrower owing to the Agent and the Banks and the termination of this Agreement, and shall remain in force beyond the expiration of any applicable statute of limitations and payment or satisfaction in full of any single claim under this indemnification. This indemnification shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of Agent and the Banks and their respective directors, officers, employees, agents, and collateral trustees, and their successors and assigns.

                  (c) The provisions of this Section 11.9 shall survive payment of the Revolving Notes and Reimbursement Obligations and the termination of the Banks' Revolving Credit Commitments hereunder.

       Section 11.10. Counterparts. This Agreement may be executed in any number of counterparts and all such counterparts taken together shall be deemed to constitute one and the same instrument. One or more of the Banks may execute a separate counterpart of this Agreement which has also been executed by the Borrower, and this Agreement shall become effective as and when Borrower and all of the Banks have executed this Agreement or a counterpart thereof and lodged the same with the Agent.

       Section 11.11. Successors and Assigns; Governing Law; Entire Agreement. This Agreement shall be binding upon the Borrower and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower and each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Revolving Note or Reimbursement Obligation. This Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the State of Illinois, except conflict of laws principles. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. The Borrower may not assign any of its rights or obligations hereunder without the written consent of all of the Banks.

       Section 11.12. No Joint Venture. Nothing contained in this Agreement shall be deemed to create a partnership or joint venture among the parties hereto.

       Section 11.13. Severability. In the event that any term or provision hereof is determined to be unenforceable or illegal, it shall deemed severed herefrom to the extent of the illegality and/or unenforceability and all other provisions hereof shall remain in full force and effect.

       Section 11.14. Table of Contents and Headings. The table of contents and section headings in this Agreement are for reference only and shall not affect the construction of any provision hereof.

       Section 11.15. Sharing of Payments. Each Bank agrees with each other Bank that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-Off"), on any Loan, Reimbursement Obligation or other amount outstanding under this Agreement in excess of its ratable share of payments on all Loans, Reimbursement Obligations and other amounts then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans and Reimbursement Obligations held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-Off shall be determined by the proportion that the aggregate principal amount of Loans and Reimbursement Obligations then due and payable to such Bank bears to the total aggregate principal amount of Loans and Reimbursement Obligations then due and payable to all the Banks.

       Section 11.16. Conflict Among Documents. In the event of any conflict between the terms hereof and the terms of any Loan Document other than the L/C Agreement, the terms of such other Loan Document shall govern as to the provision in conflict and in the event of any conflict between the terms hereof and the terms of the L/C Agreement, the terms of this Agreement shall govern as to the provision in conflict.

       Section 11.17. Confidentiality. Each Bank agrees (on behalf of itself and its affiliates, directors, officers, employees, agents and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to such Bank by the Borrower or any of its Subsidiaries pursuant to this Agreement which is identified to such Banks by any of such, as being confidential at the time the same is delivered to such Bank; provided, however, that nothing contained in this Section 11.17 shall prohibit or limit the disclosure by any Bank of any such information (i) to the extent required by any statute, rule, regulation, subpoena or judicial process, (ii) to any governmental or regulatory agency having jurisdiction over such Bank, (iii) to any professional advisors, including counsel and accountants, for any Bank, (iv) to any bank examiners or auditors, (v) in connection with any litigation to which any Bank is a party, (vi) in connection with the enforcement of any Bank's rights and remedies under this Agreement, any of the Revolving Notes or any of the other Loan Documents or (vii) to any assignee or participant of any Bank (or prospective assignee or participant) so long as such assignee or participant (or prospective assignee or participant) first executes and delivers to such Bank a confidentiality agreement in substantially the form of this Section 11.17 and such Bank delivers to the Borrower a copy of such executed confidentiality agreement; and provided further, that in no event shall any Bank be obligated or required to return any materials furnished to such Bank by the Borrower or any of its Subsidiaries, hereunder. Notwithstanding the foregoing, no Bank shall have any liability to the Borrower or to any of its Subsidiaries or to any of their shareholders, partners, directors, officers, employees or agents by reason of, or in any way claimed to be related to, any disclosure by such Bank (or any of its affiliates, directors, officers, employees, agents or representatives) of any information with respect to the Borrower or any of its Subsidiaries except as the same results from the gross negligence or willful misconduct of such Bank as determined by a court of competent jurisdiction.

       Section 11.18. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Revolving Credit Loans made and/or Reimbursement Obligations, participations in L/Cs and Revolving Credit Commitment held by such Bank at any time and from time to time to one or more other Persons; provided that (i) no such participation shall relieve any Bank of any of its obligations under this Agreement, (ii) no such participant shall have any direct rights under this Agreement except as provided in this Section 11.18, and no Agent shall have any obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Loan Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Loan Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Loan Documents that would reduce the amount of or postpone any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of
Section 9.3 and Section 9.4 hereof, up to an amount not exceeding the amount that would otherwise have been payable to the Bank who sold the participation interest to such party. The Borrower and each Guarantor authorizes each Bank to disclose to any participant or prospective participant under this Section 11.18 any financial or other information pertaining to the Borrower or any Guarantor.

       Section 11.19. Assignment Agreements. (a) Each Bank may, at its own expense, from time to time, assign to other commercial lenders part of its rights and obligations under this Agreement (including without limitation the indebtedness evidenced by the Revolving Notes then owned by such assigning Bank, together with an equivalent proportion of its obligation to make loans and advances and participate in L/Cs) pursuant to written agreements executed by such assigning Bank, such assignee lender or lenders, the Borrower and the Agent, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Revolving Notes which is to be assigned to each such assignee lender and the portion of the Revolving Credit Commitment of the assigning Bank to be assumed by it (the "Assignment Agreements"); provided, however, that unless, in the case of clauses (i) and (iii) the Agent, the Borrower, the assignor Bank and the assignee lender, in writing, agree to the contrary, (i) the aggregate amount of the Exposure of the assigning Bank being assigned to such assignee lender pursuant to each such assignment (determined as of the effective date of the relevant Assignment Agreement) shall in no event be less than $5,000,000 and shall be an integral multiple of $1,000,000 (other than assignments between existing Banks which may be in the amount of $1,000,000 or in such greater amount which is an integral multiple of $500,000); (ii) the parties to each such assignment shall execute and deliver to the Agent an Assignment Agreement, together with any Revolving Notes subject to such assignment, (iii) each Bank (other than Harris) shall maintain for its own account at least $15,000,000 of its Exposure or assign all of its Exposure; (iv) the Agent and (except for an assignment made during the continuance of any Event of Default) the Borrower must each consent, which consents shall not be unreasonably withheld, to each such assignment to (provided no such consent is required for any assignment to any affiliate of the assigning Bank), and (v) the assignee lender must pay to the Agent a processing and recordation fee of $3,500 and any out-of-pocket attorney's fees incurred by the Agent in connection with such Assignment Agreement. Upon the execution of each Assignment Agreement by the assigning Bank thereunder, the assignee lender thereunder, the Borrower and the Agent, satisfaction of all of the conditions set forth above and payment to such assigning Bank by such assignee lender of the purchase price for the portion of the Exposure being acquired by it, (i) such assignee lender shall thereupon become a "Bank" for all purposes of this Agreement with an Exposure in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) such assigning Bank shall have no further liability for funding the portion of any of its Revolving Credit Commitment assumed by such other Bank, and (iii) the address for notices to such assignee Bank shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, the Borrower shall execute and deliver new Revolving Notes to the assignee Bank in the amount of its Revolving Credit Commitment or Revolving Credit Loan and new Revolving Notes to the assigning Bank in the amounts of its Revolving Credit Commitment or Revolving Credit Loan after giving effect to the reduction occasioned by such assignment, such new Revolving Notes to constitute "Revolving Notes" for all purposes of this Agreement.

                  (b) Any Bank may at any time pledge or assign all or any portion of its rights under this Agreement and its Revolving Note to any Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment.

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

Dated as of September 18, 1998.

MAVERICK TUBE CORPORATION


By   /s/ Gregg M. Eisenberg______________________________
Its   President_______________________________________


Accepted and Agreed to as of the day and year last above written.

HARRIS TRUST AND SAVINGS BANK, individually and as Agent


By   /s/ Donald Busse
Its Vice President

Address:                  111 West Monroe Street
                          Chicago, Illinois 60690
Attention:                Emerging Majors West


MERCANTILE BANK NATIONAL ASSOCIATION


By
Its

Address:                  721 Locust Street
                          St. Louis, Missouri  63101
Attention:                St. Louis Group